   As filed with the Securities and Exchange Commission on October 27, 2000

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           THE LACLEDE GROUP, INC.
           (Exact name of Registrant as specified in its charter)

                                 -----------

             Missouri                               4924                        74-2976504
   (State or other jurisdiction of       (Primary standard industrial          (IRS employer
   incorporation or organization)        classification code number)       identification number)

          720 Olive Street, St. Louis, Missouri 63101, 314-342-0500 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

             D. H. Yaeger, G. T. McNeive, Jr., or M. C. Kullman
                 The Laclede Group, Inc., 720 Olive Street,
                  St. Louis, Missouri 63101, 314-342-0500
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                                 Copies to:
     GERALD T. McNEIVE, JR., ESQ.                 TODD W. ECKLAND, ESQ.
         MARY C. KULLMAN, ESQ.            Winthrop, Stimson, Putnam & Roberts
        The Laclede Group, Inc.                   One Battery Park Plaza
          720 Olive Street                   New York, New York 10004-1490
     St. Louis, Missouri 63101                         (212) 858-1000
           (314) 342-0500                           Fax: (212) 858-1500
         Fax: (314) 421-1979
         APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AND THE EFFECTIVE TIME OF THE MERGER OF THE REGISTRANT AND LACLEDE GAS COMPANY AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS.
         If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


                                         CALCULATION OF REGISTRATION FEE
==============================================================================================================================
  Title of each class of      Amount to be           Proposed maximum            Proposed maximum          Amount of
securities to be registered   registered<F1>  offering price per share<F2>  aggregate offering price<F2>  registration fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00           19,411,462                 $22.25                   $431,905,030                $114,023
par value per share           shares
==============================================================================================================================

<F1> Based on the number of shares of Laclede Gas Company common stock expected to be outstanding at the effective time of the merger of Laclede Gas Company, as described in this Registration Statement. The number of shares of Laclede Gas Company common stock to be issued in the merger cannot be precisely determined at this time or at the time this Registration Statement becomes effective because shares of common stock of Laclede Gas Company may be issued prior to such time under the Laclede Gas Company Dividend Reinvestment and Stock Purchase Program.
<F2> Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f), based upon the average of the high and low per share market prices of the common stock of Laclede Gas Company as reported on the New York Stock Exchange on October 25, 2000.

                                 -----------
         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to such section 8(a), may determine.


============================================================================

                               LACLEDE GAS COMPANY



                                    Notice of

                                 ANNUAL MEETING
                                 OF SHAREHOLDERS

                                       and

                                 PROXY STATEMENT




                                JANUARY 25, 2001

                               LACLEDE GAS COMPANY
                                720 OLIVE STREET
                            ST. LOUIS, MISSOURI 63101

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         TIME                    10:00 a.m. on Thursday, January 25, 2001

         PLACE                   Marriott Pavilion Hotel
                                 One Broadway
                                 St. Louis, Missouri

         ITEMS OF BUSINESS       1. TO ELECT THREE MEMBERS OF THE BOARD OF
                                    DIRECTORS for three-year terms.

                                 2. TO RATIFY THE APPOINTMENT OF DELOITTE &
                                    TOUCHE LLP as our independent auditors for the 2001 fiscal year.

                                 3. TO CONSIDER AND ACT UPON A PROPOSAL
                                    by the board of directors of Laclede Gas
                                    Company to approve an agreement and plan of merger and reorganization dated as of October 26, 2000 (a copy of which is attached as Appendix A to this proxy statement/prospectus) to effect a reorganization of Laclede Gas Company into a holding company structure.

                                 4. TO TRANSACT SUCH OTHER BUSINESS as
                                    may properly come before the meeting and any adjournment or postponement.

         RECORD DATE             You can vote if you are a common shareholder
                                 of record on December 11, 2000.

         ANNUAL REPORT           Our 2000 annual report was mailed with this
                                 proxy statement and prospectus.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE IN ONE OF THREE WAYS: USE THE TOLL FREE TELEPHONE NUMBER SHOWN ON YOUR PROXY CARD; VISIT THE WEBSITE SHOWN ON YOUR PROXY CARD TO VOTE VIA THE INTERNET; OR MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED, PRE-ADDRESSED, POSTAGE PAID ENVELOPE. IF YOUR SHARES ARE HELD BY A BROKER, BANK OR NOMINEE, IT IS IMPORTANT THAT YOU GIVE THEM YOUR VOTING INSTRUCTIONS.

If the agreement and plan of merger and reorganization is approved by Laclede Gas Company common shareholders and the reorganization occurs, a holder of record of Laclede Gas Company common shares on the record date who dissents and does not vote "FOR" the reorganization is entitled to receive payment in cash if that holder follows the procedures provided in Section 351.455 of the General and Business Corporation Law of Missouri, attached as Appendix D to this proxy statement/prospectus. Further information regarding voting rights and the business to be transacted at this annual meeting is set forth in the proxy statement/prospectus.

                                       By the order of the Board of Directors,

December 15, 2000                                           MARY CAOLA KULLMAN
                                                                   Secretary

This proxy statement/prospectus is dated December 15, 2000 and is first being mailed to shareholders on December 15, 2000.

THE INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                SUBJECT TO COMPLETION DATED OCTOBER 27, 2000

                               PROXY STATEMENT

                                     OF

                             LACLEDE GAS COMPANY

                             ------------------

                                 PROSPECTUS

                                     OF

                           THE LACLEDE GROUP, INC.

                              -----------------

         This proxy statement/prospectus combines a proxy statement for the annual meeting of shareholders of Laclede Gas Company with a prospectus of The Laclede Group, Inc. The proxy that accompanies this proxy statement/prospectus is being solicited by Laclede Gas' board of directors. The annual meeting of shareholders will be held at 10:00 a.m., Central Time, on January 25, 2001 at the Marriott Pavilion Hotel, One Broadway, St. Louis, Missouri.

         The board of directors proposes to reorganize Laclede Gas into a holding company structure as a means of achieving corporate and asset separations. Under the terms of the agreement and plan of merger, all of the outstanding shares of Laclede Gas common stock will be exchanged on a share-for-share basis for shares of The Laclede Group common stock. Thus, when the merger is completed, each person who owned Laclede Gas common stock immediately prior to the share exchange will own the same number of shares (and percentage) of The Laclede Group common stock after the merger. For your convenience, we have attached a copy of the legal document that creates the holding company structure to this proxy statement/prospectus as Appendix A.

         After completion of the proposed reorganization and receipt of all necessary regulatory and other approvals, all of Laclede Gas gas distribution assets will continue to be owned by Laclede Gas, and The Laclede Group, of which you will be a shareholder if you participate in the share exchange as part of the reorganization, will be the sole shareholder of Laclede Gas.

         In the event the shareholders of Laclede Gas approve the proposed reorganization into a holding company structure, The Laclede Group will issue up to 20 million shares of its common stock in exchange for shares of Laclede Gas common stock. The Laclede Group common stock is not currently listed on any stock exchange. However, we anticipate that shares of The Laclede Group common stock will be listed on the New York Stock Exchange following completion of the proposed reorganization and that it will be traded under the symbol "LG."

         If the reorganization is implemented, you will be required to surrender your Laclede Gas common stock certificates for common stock certificates representing shares of The Laclede Group.

         Holders of Laclede Gas common stock of record at the close of business on December 11, 2000 are entitled to notice of, and may vote at, the annual meeting. Holders of Laclede Gas common stock may be entitled to assert dissenters' rights under Sections 351.455 of the Missouri General and Business Corporation Law in connection with the reorganization. This proxy statement/ prospectus contains a summary of the dissenters' rights provisions of the Missouri General and Business Corporation Law (see

"Proposal 3--Reorganization of Laclede Gas Company--Right of dissenting shareholders to receive payment for shares") and a copy of Section 351.455 of the Missouri General and Business Corporation Law (Appendix D).

         SEE "RISK FACTORS" ON PAGES 12 AND 13 OF THIS PROXY STATEMENT/ PROSPECTUS FOR CERTAIN CONSIDERATIONS RELEVANT IN DETERMINING WHETHER OR NOT TO VOTE FOR THE REORGANIZATION.

         In addition, at the annual meeting, the common shareholders of Laclede Gas will be asked to elect three persons to the Laclede Gas board of directors, each to serve a term of three years.

         Lastly, at the annual meeting, the common shareholders of Laclede Gas will be asked to ratify the appointment of Deloitte & Touche LLP as independent public accountants for the fiscal year 2001.

         The principal executive offices of both Laclede Gas and The Laclede Group are located at 720 Olive Street, St. Louis, Missouri 63101, telephone number (314) 342-0500.

         Laclede Gas will mail this proxy statement/prospectus, together with the accompanying proxy solicited by its board of directors, to Laclede Gas shareholders on or about December 15, 2000. The date of this proxy statement/ prospectus is December 15, 2000.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE SHARE EXCHANGE OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT LACLEDE GAS THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. PLEASE SEE "WHERE YOU CAN FIND MORE INFORMATION" FOR MORE INFORMATION REGARDING WHAT DOCUMENTS HAVE BEEN INCORPORATED AND HOW YOU CAN OBTAIN COPIES OF THOSE DOCUMENTS.


                                        TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
WHERE YOU CAN FIND MORE INFORMATION.....................................................   6
SUMMARY.................................................................................   8
   What is the holding company proposal?................................................   8
   Why is this holding company reorganization being recommended?........................   8
   What will be the name of the holding company?........................................   8
   Who will manage The Laclede Group?...................................................   8
   What shareholder vote is required to approve the reorganization?.....................   9
   I own my shares through a broker. Will my broker vote my shares on the
     holding company proposal for me?...................................................   9
   What are the recommendations to shareholders?........................................   9
   Will I continue to receive dividends?................................................   9
   What will happen to my shares of Laclede Gas common stock?...........................   9
   What will happen to my shares of Laclede Gas preferred stock? Will Laclede Gas debt be exchanged?.................................................................  10
   What are the comparative shareholders' rights?.......................................  10
   What will happen to my shares in the Laclede Gas dividend reinvestment and stock purchase plan?...............................................................  10
   What will happen to my shares of Laclede Gas that I hold in Laclede Gas'
     savings plan?......................................................................  10
   What are the federal income tax effects to me of this proposal?......................  10
   Will I have to physically exchange my Laclede Gas common stock certificates for The Laclede Group common stock certificates?....................................  10
   What should I do now?................................................................  11
   Whom should I call with questions?...................................................  11
   What is the business of The Laclede Group? What will its business be after the proposed merger is completed?...................................................  11
   When will the holding company structure be implemented?..............................  11
   When will the annual shareholders meeting be held?...................................  11
   Are there any statutory dissenters' rights?..........................................  11
   Will The Laclede Group and Laclede Gas be regulated after
     the reorganization?................................................................  12
   What are the conditions to the reorganization?.......................................  12
   When and how may the agreement and plan of merger and reorganization be amended or terminated?..........................................................  12
RISK FACTORS............................................................................  12
   Losses from unregulated activities are not recoverable through gas rates.............  12
   Dividends on The Laclede Group common stock will be dependent on dividends paid by Laclede Gas...................................................  13
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
   STATEMENTS...........................................................................  13
INFORMATION ABOUT THE ANNUAL SHAREHOLDERS MEETING.......................................  13
   Introduction.........................................................................  13
   Annual meeting admission.............................................................  13
   Who can vote.........................................................................  14
   How you can vote.....................................................................  14
   How you may revoke or change your vote...............................................  14
   Other voting matters.................................................................  14
   How votes are counted................................................................  15
   Adjournments.........................................................................  15
   Section 16(a) beneficial ownership reporting compliance..............................  15
PROPOSAL 1:  ELECTION OF DIRECTORS......................................................  16
   Information about nominees and directors.............................................  16


                                     4


   The board of directors and committees of the board...................................  17
   Beneficial ownership of Laclede Gas common stock.....................................  19
   Compensation of executive officers and directors.....................................  20
PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT
   PUBLIC ACCOUNTANTS...................................................................  29
PROPOSAL 3:  REORGANIZATION OF LACLEDE GAS COMPANY......................................  29
   General..............................................................................  29
   Reasons for the reorganization.......................................................  29
   The agreement and plan of merger and reorganization..................................  30
   Vote required........................................................................  31
   Regulatory matters and approval......................................................  31
   Accounting treatment.................................................................  31
   Conditions to effectiveness of the reorganization....................................  32
   Exchange of stock certificates.......................................................  32
   Preferred stock of Laclede Gas after the reorganization..............................  33
   Transfer of Laclede Gas subsidiaries to The Laclede Group............................  33
   Dividend reinvestment and common stock purchase plan.................................  33
   Laclede Gas employee and director stock plans........................................  34
   Amendment or termination of the agreement and plan of merger and reorganization ....................................................................  34
   Listing of The Laclede Group common stock............................................  34
   Dividend policy......................................................................  35
   Federal income tax consequences......................................................  35
   Description of The Laclede Group capital stock.......................................  36
   Possible anti-takeover effect of provisions of The Laclede Group's articles of incorporation and bylaws...............................................  37
   Shareholder protection statutes......................................................  38
   Differences in rights of The Laclede Group and Laclede Gas shareholders..............  39
   Business of The Laclede Group........................................................  40
   Regulation of The Laclede Group, Laclede Gas and
     subsidiaries after the reorganization..............................................  40
   Right of dissenting shareholders to receive payment for shares.......................  41
   Management of The Laclede Group......................................................  42
   Financial statements.................................................................  42
   Legal opinions.......................................................................  42
   Experts..............................................................................  43
OTHER MATTERS...........................................................................  43
   Requirements, including deadlines, for submission of proxy proposals, nomination of directors and other business of shareholders.........................  43
   Cost of proxy solicitation...........................................................  44
APPENDIX A - AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
APPENDIX B - ARTICLES OF INCORPORATION OF THE LACLEDE GROUP, INC.
APPENDIX C - BYLAWS OF THE LACLEDE GROUP, INC.
APPENDIX D - PROVISIONS OF THE GENERAL AND BUSINESS CORPORATION LAW OF MISSOURI
             RELATING TO RIGHTS OF DISSENTING SHAREHOLDERS
APPENDIX E - AUDIT COMMITTEE CHARTER


                                     5



                     WHERE YOU CAN FIND MORE INFORMATION

         Laclede Gas files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these materials we file at the SEC's public reference room at 450 Fifth St., N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at 1-800-SEC-0330.
Laclede Gas' filings with the SEC are also available to the public over the Internet at the SEC's web site at http://www.sec.gov and at Laclede Gas' web site at http://www.lacledegas.com. Other information on Laclede Gas' website is not a part of this proxy statement/prospectus. Following the merger, The
Laclede Group will make these filings, and they will be available to the public over the Internet at the SEC's web site at http://www.sec.gov.

         The Laclede Group has filed a registration statement on Form S-4 to register with the SEC its common stock to be issued to Laclede Gas common shareholders in the merger and reorganization. This document is a part of that registration statement and constitutes a prospectus of The Laclede
Group, in addition to being part of the annual meeting proxy statement of Laclede Gas. As allowed by the SEC's rules, this proxy statement/prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

         The SEC allows us to "incorporate by reference" information into this proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus. This proxy statement/ prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about Laclede Gas and its finances.

*  Annual Report on Form 10-K for the year ended September 30, 1999
*  Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999,
   March 31, 2000 and June 30, 2000
*  Current Reports on Form 8-K dated October 29, 1999, January 28, 2000,
   September 14, 2000, September 21, 2000, September 29, 2000 and October 26,
   2000

         We are also incorporating by reference additional documents that we file with the SEC pursuant to sections 13(a), 13(c), 14 or 15(d) under the Securities Exchange Act of 1934 between the date of this proxy statement/ prospectus and the date of the meeting of our shareholders. You can obtain any of the incorporated documents by contacting us or the SEC.

         IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM US, INCLUDING ANY DOCUMENTS
WE MAY SUBSEQUENTLY FILE WITH THE SEC PRIOR TO THE ANNUAL MEETING, PLEASE DO SO
NO LATER THAN JANUARY 18, 2001 TO OBTAIN TIMELY DELIVERY. WE WILL SEND YOU THE
DOCUMENTS INCORPORATED BY REFERENCE WITHOUT CHARGE, EXCLUDING EXHIBITS, UNLESS
WE HAVE SPECIFICALLY INCORPORATED THE EXHIBIT BY REFERENCE IN THIS PROXY
STATEMENT/PROSPECTUS. You may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from:

                    Shareholder Relations
                    Laclede Gas Company
                    720 Olive Street, Room 1527
                    314-342-0873

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE ON THE PROPOSALS DESCRIBED
IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION
THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS.
THIS PROXY STATEMENT/PROSPECTUS IS DATED DECEMBER 15, 2000. YOU SHOULD NOT
ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS



                                     6


ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROXY STATEMENT/PROSPECTUS,
AND NEITHER THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS NOR
THE ISSUANCE OF COMMON STOCK IN THE MERGER AND REORGANIZATION SHALL CREATE ANY
IMPLICATION TO THE CONTRARY. IN THE EVENT ANY INFORMATION CONTAINED IN THIS
PROXY STATEMENT/PROSPECTUS IS MATERIALLY CHANGED AFTER ITS MAILING DATE,
LACLEDE GAS WILL RECIRCULATE THE PROXY STATEMENT/PROSPECTUS TO COMMON
SHAREHOLDERS.




                               7


                                   SUMMARY

         This summary highlights selected information from this proxy statement/ prospectus, and may not contain all of the information that is important to you.
To understand the proposal to reorganize Laclede Gas into a holding company structure and for a more complete description of the legal terms of the agreement and plan of merger and reorganization, you should carefully read the entire proxy statement/prospectus and the other documents to which we have referred you. For information on how to obtain the documents we have filed with the SEC, see "Where You Can Find More Information" on page 6. We have included page references to direct you to a more complete description of the topics presented in this summary.

WHAT IS THE HOLDING COMPANY PROPOSAL?

         We are proposing to reorganize our corporate structure to form a holding company that will have as its subsidiaries Laclede Gas and the present subsidiaries of Laclede Gas. Upon consummation of the merger, The Laclede Group common shares will be held by the former holders of Laclede Gas common shares.

         The present corporate structure and proposed corporate structures after completion of the merger are shown below. The Laclede Group will become the holding company and Laclede Pipeline Company, Laclede Investment Corporation and its subsidiaries as well as Laclede Development Company and its subsidiary, all of which are current subsidiaries of Laclede Gas, will become subsidiaries of The Laclede Group. After completion of the merger, The Laclede Group may create new subsidiaries and reorganize further its existing subsidiaries as needs arise and are addressed.



                                                        PRESENT STRUCTURE

                                                       Laclede Gas Company
Laclede Investment Corporation      Laclede Development Company        Laclede Pipeline Company       The Laclede Group, Inc.

Laclede Energy Resources, Inc.      Laclede Venture Corp.                                             Laclede Acquisition Inc.

Laclede Gas Family Services, Inc.


                                                       PROPOSED STRUCTURE

                                                     The Laclede Group, Inc.
Laclede Gas Company                 Laclede Investment Corporation     Laclede Development Company    Laclede Pipeline Company

                                    Laclede Energy Resources, Inc.     Laclede Venture Corp.

                                    Laclede Gas Family Services, Inc.


WHY IS THIS HOLDING COMPANY REORGANIZATION BEING RECOMMENDED?

         The primary purpose of this proposal is to allow Laclede Gas and its affiliates to strive for excellence as a utility and to compete more effectively in the regulated and non-regulated, energy-related markets. We believe the holding company structure will provide greater flexibility and opportunity to execute strategies in these markets. For a further discussion of these and other related factors, please see "Reasons for the reorganization," beginning on page 29.

WHAT WILL BE THE NAME OF THE HOLDING COMPANY?

         The Laclede Group, Inc.

WHO WILL MANAGE THE LACLEDE GROUP?

         The current directors of Laclede Gas will also become the directors of The Laclede Group. Some principal executive officers of Laclede Gas are also executive officers of The Laclede Group. See "Management of The Laclede Group" beginning on page 42.

WHAT SHAREHOLDER VOTE IS REQUIRED TO APPROVE THE REORGANIZATION?

         At least two-thirds of the outstanding shares of Laclede Gas common stock must be voted "FOR" Proposal 3 at the annual meeting to approve the holding company reorganization. For purposes of determining whether the holding company reorganization has been approved, abstentions or broker non-votes will not be counted in favor of adoption of the proposal, but instead will have the effect of votes against the proposal. Laclede Gas' directors and executive officers combined beneficially own approximately 6.5% of the outstanding shares of Laclede Gas common stock.

I OWN MY SHARES THROUGH A BROKER. WILL MY BROKER VOTE MY SHARES ON THE HOLDING COMPANY PROPOSAL FOR ME?

         YOUR BROKER WILL ONLY VOTE FOR YOU ON THE HOLDING COMPANY PROPOSAL IF YOU HAVE GIVEN SPECIFIC INSTRUCTIONS TO YOUR BROKER ON HOW TO VOTE. Your broker should have sent you a proxy card for your vote. Unless you sign and return that proxy card to your broker, your broker cannot vote on the holding company proposal, which will have the effect of a vote "against" the holding company proposal. Therefore, we strongly urge that you vote your proxy. Please see "How votes are counted," page 15.

WHAT ARE THE RECOMMENDATIONS TO SHAREHOLDERS?

         The Laclede Gas board of directors has unanimously adopted the agreement and plan of merger and reorganization. It believes the reorganization to be in the best interests of Laclede Gas and its shareholders and recommends that the holders of Laclede Gas common stock vote "FOR" the holding company reorganization.

         The board of directors of Laclede Gas also recommends a vote "FOR" the election of all director nominees and the ratification of independent public accountants.

WILL I CONTINUE TO RECEIVE DIVIDENDS?

         We anticipate that the board of directors of The Laclede Group will continue the current common stock dividend rate and policy, but this practice is always subject to change at the discretion of the board of directors. Dividends paid by The Laclede Group on its common stock will, at least initially, depend primarily upon the financial performance and the financial position of its utility subsidiary, Laclede Gas. The reorganization into a holding company structure will not affect Laclede Gas' preferred stock dividends. See "Dividend policy," page 35.

WHAT WILL HAPPEN TO MY SHARES OF LACLEDE GAS COMMON STOCK?

         If the holding company structure is adopted, your shares of common stock of Laclede Gas will be converted into the same number of shares of common stock of the new holding company. The common stock of the new holding company will have the same voting rights as the current shares of Laclede Gas common stock, except there will be no cumulative voting in the election of directors of The Laclede Group. See "Description of The Laclede Group capital stock," beginning on page 36.

WHAT WILL HAPPEN TO MY SHARES OF LACLEDE GAS PREFERRED STOCK? WILL LACLEDE GAS DEBT BE EXCHANGED?

         If you own shares of preferred stock, they will remain issued and outstanding as shares of preferred stock of Laclede Gas. If the holding company proposal is adopted, your rights as a holder of preferred stock of Laclede Gas will not change.

         Laclede Gas' outstanding debt, including its first mortgage bonds, will remain the obligations of Laclede Gas and will not become obligations of The Laclede Group.

WHAT ARE THE COMPARATIVE SHAREHOLDERS' RIGHTS?

         When the reorganization is completed, holders of Laclede Gas common stock will automatically become holders of The Laclede Group common stock. Rights of The Laclede Group shareholders will be governed by The Laclede Group articles of incorporation and bylaws and by the General and Business Corporation Law of Missouri.

         The preferred stock of Laclede Gas outstanding as of the date of the reorganization will remain outstanding as shares of preferred stock of Laclede Gas.

         The Laclede Group's articles of incorporation and bylaws will give it broad corporate powers to engage in any lawful activity for which a corporation may be formed under Missouri law. They will also include indemnification and nomination and proposal submission provisions substantially similar to those currently included in the articles of incorporation and bylaws of Laclede Gas. Additional information regarding the rights of holders of The Laclede Group common stock are summarized in the section of this proxy statement/prospectus entitled "Differences in rights of The Laclede Group and Laclede Gas shareholders," beginning on page 39.

WHAT WILL HAPPEN TO MY SHARES IN THE LACLEDE GAS DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN?

         Your shares in this plan will automatically be converted into an equal number of shares of The Laclede Group common stock. The Laclede Group will adopt the plan and continue it using shares of The Laclede Group common stock. See "Dividend reinvestment and stock purchase plan," page 33.

WHAT WILL HAPPEN TO MY SHARES OF LACLEDE GAS THAT I HOLD IN LACLEDE GAS' SAVINGS PLAN? (THIS QUESTION APPLIES TO EMPLOYEES AND RETIREES)

         These shares will automatically be converted into an equal number of shares of The Laclede Group common stock. The plans will continue to operate using shares of The Laclede Group common stock in each of the Company Stock Funds for those plans. See "Laclede Gas employee and director stock plans," page 34.

WHAT ARE THE FEDERAL INCOME TAX EFFECTS TO ME OF THIS PROPOSAL?

         In the opinion of our legal counsel, for federal income tax purposes, no income gain or loss will be recognized by shareholders on the exchange of Laclede Gas common stock for The Laclede Group common stock and your tax basis will remain the same. See "Federal income tax consequences," page 35.

WILL I HAVE TO PHYSICALLY EXCHANGE MY LACLEDE GAS COMMON STOCK CERTIFICATES FOR THE LACLEDE GROUP COMMON STOCK CERTIFICATES?

         Upon the effectiveness of the merger, your Laclede Gas common stock certificates will automatically represent an equal number of shares of The Laclede Group common stock. Promptly after the effectiveness of the merger, the Laclede Group will send to each person who was a Laclede Gas common shareholder of record immediately prior to the effectiveness of the merger written instructions and transmittal material for use in surrendering Laclede Gas common stock certificates to the transfer agent and receiving a new certificate or certificates of The Laclede Group common stock. See "Exchange of stock certificates," on page 32.

WHAT SHOULD I DO NOW?

         Please vote your shares in one of three ways: using the toll free telephone number shown on your proxy card; visiting the website shown on your proxy card to vote via the Internet; or filling out and mailing your proxy card in the enclosed pre-addressed, postage paid envelope. If you hold your shares through a broker, bank or other holder of record, please follow the directions provided by them for giving your voting instructions.

WHOM SHOULD I CALL WITH QUESTIONS?

         We have established a special toll-free telephone number with representatives to answer your questions. Morrow & Co, our proxy solicitor, will be responding to those calls. This service is available from 9:00 a.m. to 5:00 p.m. central time, Monday through Friday. The number is 1-800-607-0088.

WHAT IS THE BUSINESS OF THE LACLEDE GROUP? WHAT WILL ITS BUSINESS BE AFTER THE PROPOSED MERGER IS COMPLETED?

         The Laclede Group is currently a wholly owned subsidiary of Laclede Gas and was incorporated in Missouri for the purpose of implementing the proposed holding company reorganization. The Laclede Group does not currently own any assets or engage in any business. See "Business of The Laclede Group," page 40. The address of The Laclede Group is:

                           The Laclede Group, Inc.
                              720 Olive Street
                             St. Louis, MO 63101

         After the proposed merger is completed, The Laclede Group will own the common stock of Laclede Gas and those companies that are now direct subsidiaries of Laclede Gas.

WHEN WILL THE HOLDING COMPANY STRUCTURE BE IMPLEMENTED?

         We plan to implement the holding company structure as soon as possible after the annual meeting. This implementation, however, is subject to regulatory approval and completion of required filings and other conditions. See "Regulatory matters and approval," page 31.

WHEN WILL THE ANNUAL SHAREHOLDERS MEETING BE HELD?

         The Laclede Gas annual shareholders meeting will be held on Thursday, January 25, 2001. At this meeting, Laclede Gas common shareholders will be asked, among other things, to consider and act upon the agreement and plan of merger and reorganization that will establish the holding company structure.

         You are entitled to vote at the meeting if you were a shareholder of record of Laclede Gas common stock at the close of business on December 11, 2000, the record date.

ARE THERE ANY STATUTORY DISSENTERS' RIGHTS?

         If the proposed merger is completed, holders of common stock of Laclede Gas will have statutory dissenters' rights if they comply with the requirements of Section 351.455 of the General and Business Corporation Law of Missouri. See "Right of dissenting shareholders to receive payment for shares" beginning on page 41 and Appendix D for a description of the procedures required to be followed to perfect these rights.

WILL THE LACLEDE GROUP AND LACLEDE GAS BE REGULATED AFTER THE REORGANIZATION?

         Following the holding company reorganization, Laclede Gas will continue to be regulated by the Missouri Public Service Commission. As a result of the reorganization, The Laclede Group will become a holding company under the Public Utility Holding Company Act of 1935 but will be exempt from all provisions of that Act except Section 9(a)(2) thereof. See "Regulation of The Laclede Group, Laclede Gas Company and subsidiaries after the reorganization," page 40.

WHAT ARE THE CONDITIONS TO THE REORGANIZATION?

         Completion of the reorganization depends on meeting some conditions, including:

         * Receipt of all required regulatory and third party approvals and consents on acceptable terms;
         * Approval by the shareholders of Laclede Gas common stock at the annual meeting;
         * Approval to list the common stock of The Laclede Group on the New York Stock Exchange; and
         * Receipt of an opinion of counsel regarding the federal income tax status of the merger and reorganization.

See "Conditions to effectiveness of the reorganization," page 32.

WHEN AND HOW MAY THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION BE AMENDED OR TERMINATED?

         The boards of directors of Laclede Gas, The Laclede Group and Laclede Acquisition Inc. may amend the terms of the agreement and plan of merger and reorganization at any time prior to its approval by Laclede Gas common shareholders. Laclede Acquisition Inc. is a Missouri corporation created to participate in the merger process whereby The Laclede Group will become the holding company of Laclede Gas. These boards of directors may amend these terms after shareholder approval unless the amendment would, in the sole judgment of the board of directors of Laclede Gas, materially and adversely affect the rights of the shareholders of Laclede Gas. If the agreement and plan of merger and reorganization is materially amended, Laclede Gas will recirculate the proxy statement/prospectus.

         If the Laclede Gas board of directors determines, in its sole judgment, that the merger and reorganization would be inadvisable, or not in the best interests of Laclede Gas or its shareholders, it may terminate the agreement and abandon the reorganization at any time, even after shareholder approval. See "Amendment or termination of the agreement and plan of merger and reorganization," page 34 and Appendix A.

                                RISK FACTORS

         The proposed holding company reorganization will not change the nature or extent of the regulated and unregulated business currently being conducted by Laclede Gas and its subsidiaries. However, Laclede Gas shareholders should bear in mind the risk factors that are associated with their investment, which are summarized below.

LOSSES FROM UNREGULATED ACTIVITIES ARE NOT RECOVERABLE THROUGH GAS RATES.

         Losses from unregulated activities are not recoverable through gas rates, even under the present corporate structure. However, the holding company structure will allow greater opportunities for investments in unregulated businesses. These new investments may be in highly competitive markets, which will involve different, and greater, investment risk than the regulated utility business. There can be no assurance that these businesses will be successful or, if unsuccessful, that they will not have a direct or indirect adverse effect on The Laclede Group. If losses are incurred in these activities, they will not be recoverable in utility rates of Laclede Gas, and they could adversely affect the market value of the common stock of The Laclede Group.

DIVIDENDS ON THE LACLEDE GROUP COMMON STOCK WILL BE DEPENDENT ON DIVIDENDS PAID BY LACLEDE GAS.

         For a period of time following the completion of the proposed merger, the funds required by The Laclede Group to enable it to pay dividends on The Laclede Group common stock are expected to be derived predominantly from the dividends paid to it by Laclede Gas. Accordingly, the ability of The Laclede Group to pay dividends, as a practical matter, will be governed by the ability of Laclede Gas to pay common stock dividends. The ability of Laclede Gas to pay dividends on its common stock will continue to be subject to the preferential dividend rights of the owners of Laclede Gas' outstanding preferred stock and to the common stock dividend restrictions currently contained in its mortgage and deed of trust. Although it has no present intention to do so, The Laclede Group may need to issue preferred stock in the future to meet its capital requirements. This additional stock would have preferential dividend rights. Because Laclede Gas will remain subject to regulation by the Missouri Public Service Commission, the amount of earnings and dividends will continue to be affected by the manner in which the Missouri Public Service Commission regulates Laclede Gas. It is expected that the transfer of Laclede Gas' subsidiaries to The Laclede Group will not have a significant adverse effect on Laclede Gas' ability to pay common stock dividends to The Laclede Group since Laclede Gas will retain the assets that account for a substantial portion of its net earnings. There can be no guarantee, however, of the amount of the initial quarterly dividend on The Laclede Group common stock or of the payment of future dividends by The Laclede Group as the declaration of dividends will be dependent primarily on the receipt of future dividends from subsidiaries of The Laclede Group, including Laclede Gas, which, in turn, will be dependent upon the future earnings and financial condition of these subsidiaries.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         Matters discussed in this proxy statement/prospectus, excluding historical information, include forward-looking statements. Words including, but not limited to, "estimates," "expects," "plans," "anticipates," "intends" and "believes," and variations of these words, identify forward-looking statements that involve uncertainties and risks. Forward-looking statements include, but are not limited to, the information concerning possible or assumed future results of operations of The Laclede Group, Laclede Gas and their subsidiaries set forth under "Summary," "Reasons for the reorganization" and "Dividend policy." Although Laclede Gas and The Laclede Group believe these forward-looking statements are based on reasonable assumptions, they cannot give assurance that every objective will be reached. Laclede Gas and The Laclede Group make these statements in reliance upon the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. Examples of factors that could cause actual results to differ materially from the beliefs described herein include, but are not limited to, variations in weather, regulatory actions, decisions and initiatives, legislative initiatives and increased competition. Laclede Gas and The Laclede Group do not, by including this statement, assume any obligations to review or revise any particular forward-looking statement referenced herein in light of future events.

              INFORMATION ABOUT THE ANNUAL SHAREHOLDERS MEETING

INTRODUCTION

         This proxy statement/prospectus is furnished in connection with the solicitation of proxies by the board of directors of Laclede Gas for use at the annual meeting of shareholders of Laclede Gas to be held on January 25, 2001 and at any adjournment or postponement thereof. The meeting will be held at the Marriott Pavilion Hotel, One Broadway, St. Louis, Missouri at 10:00 a.m. Laclede Gas' Annual Report for 2000, including financial statements, is being mailed to shareholders with this proxy statement/prospectus.

ANNUAL MEETING ADMISSION

         If you are a common shareholder of record, you may attend the annual meeting by checking in with Laclede Gas representatives at the desk outside the meeting room. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the meeting, you must show proof of ownership of Laclede Gas common stock at the desk.

WHO CAN VOTE

         Holders of record of Laclede Gas common stock at the close of business on December 11, 2000 are entitled to receive this prospectus/proxy statement and to vote at the meeting. As of that date there were 18,877,987 shares of common stock outstanding. You are entitled to one vote for each share owned of record on that date, except in the election of directors where cumulative voting applies.

HOW YOU CAN VOTE

         Your vote is very important. This year there are three convenient voting methods:

Voting by Telephone. You can vote your shares by telephone by calling the toll free telephone number on your proxy card. Telephone voting is available 24 hours a day. If you vote by telephone, you should not return your proxy card.

Voting by Internet. You can also vote via the Internet. The web site for Internet voting is on your proxy card, and voting is available 24 hours a day. If you vote via the Internet, you should not return your proxy card.

Voting by Mail. If you choose to vote by mail, mark your proxy card, date and sign it, and return it in the pre-addressed postage paid envelope provided.

         If you participate in Laclede Gas' dividend reinvestment and stock purchase plan, your proxy card will include the shares registered in your own name as well as those shares held for you in the dividend reinvestment and stock purchase plan. If you do not give voting instructions for shares owned by you through the plan, your shares will not be voted.

         If you hold your shares through a broker, bank or other holder of record, please follow their directions for providing voting instructions.

HOW YOU MAY REVOKE OR CHANGE YOUR VOTE

         You can revoke your proxy at any time before it is voted at the meeting by:

         * sending written notice of revocation to the corporate secretary.

         * submitting another timely proxy by telephone, Internet or paper ballot.

         * attending the annual meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to a vote at the meeting.

OTHER VOTING MATTERS

         All shares that have been properly voted and not revoked will be voted at the annual meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted by those named in the proxy card as recommended by the board of directors.

         If any other matters are properly presented at the annual meeting for consideration, the persons named in the enclosed proxy card will have the discretion to vote on those matters for you. As of the date this proxy statement/prospectus was printed, we do not know of any other matter to be raised at the annual meeting.

HOW VOTES ARE COUNTED

         Generally, each share of common stock represents one vote; but in the election of directors, you have cumulative voting rights. If you exercise cumulative voting rights, you have the right to cast as many votes in the aggregate as equal the number of shares of Laclede Gas common stock held by you, multiplied by the number of directors to be elected. You may cast the whole number of votes, either in person or by proxy, for one nominee or distribute them among two or more nominees. To exercise cumulative voting rights, please indicate appropriate instructions on the face of the proxy card.

         As provided in Laclede Gas' bylaws, a majority of the shares entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum for the meeting.

* The holding company reorganization proposal must be approved by the affirmative vote of at least two-thirds of the shares of Laclede Gas common stock that are outstanding and entitled to vote at the meeting;
* The three director nominees receiving the greatest number of votes will be elected;
* The proposal to ratify the appointment of independent public accountants must receive the affirmative vote of a majority of the shares of Laclede Gas common stock voted on the proposal;
* Abstentions and broker non-votes will be counted in determining a quorum for the meeting;
* Shares withheld and broker non-votes will have no effect on the election of directors;
* Abstentions as to the approval of the holding company reorganization proposal and ratification of the appointment of independent public accountants will have the same effect as votes "against" these matters; and
* Broker non-votes will have the same effect as votes "against" the holding company reorganization proposal and will have no effect on the ratification of the appointment of independent public accountants.

ADJOURNMENTS

         We currently expect to take votes and close the polls on all proposals on the scheduled date of the annual meeting. However, we may:

* Keep the polls open to facilitate additional proxy solicitation with regard to any or all proposals; or
* Allow the inspectors of the election to count and report on the votes that have been cast after the polls have closed.

If any of the above occurs, we could propose one or more adjournments of the annual meeting. For any adjournment to be approved, the votes cast in favor of it must represent a majority of the total number of votes cast by the holders of stock present at the meeting in person or represented by proxy.

         Proxies that we have solicited will be voted in favor of any adjournment that we propose but will not be considered a direction to vote for any adjournment proposed by anyone else. If any adjournment is properly proposed at the meeting on behalf of anyone else, the persons named as proxies, acting in that capacity, will have the discretion to vote on the adjournment in accordance with their best judgment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in Laclede Gas shares with the SEC and the New York and Chicago Stock Exchanges. Based on our records and information, we believe that in all respects during fiscal year 2000 our directors and executive officers met all applicable SEC reporting requirements.

                                 PROPOSAL 1

                            ELECTION OF DIRECTORS

         The board of directors is divided into three classes, currently consisting of two classes of three directors each and one class of four directors whose terms expire at successive annual meetings. Having reached the mandatory age for retirement under Laclede Gas' bylaws, Mr. H. Edwin Trusheim will not stand for reelection this year. His retirement will be effective following the annual meeting, and the number of directors will be reduced from ten to nine simultaneously with his retirement. Three directors will be elected at the annual meeting to serve for a three-year term expiring at our annual meeting in the year 2004. Dr. Givens, Mrs. Van Lokeren and Mr. Yaeger, the directors whose terms will expire on January 25, 2001, will stand for reelection.

         It is the intention of the persons named in the enclosed proxy card to vote such proxy FOR the election of the three nominees listed below for directors for terms expiring in 2004. If any nominee becomes unavailable for any reason before the meeting (which is not anticipated), the proxies received for that nominee will be voted for a person to be selected by Laclede Gas' board of directors.

INFORMATION ABOUT THE NOMINEES AND DIRECTORS

NOMINEES FOR NEW TERM (TO EXPIRE AT ANNUAL MEETING, 2004):

DR. HENRY GIVENS, JR., 67, has been president of Harris-Stowe State College
----------------------
for the last 21 years. He is a director of Firstar St. Louis.

                                     Year first elected a director:    1992

MARY ANN KREY VAN LOKEREN, 53, has been Chairman and Chief Executive Officer
--------------------------
of Krey Distributing Co., an Anheuser-Busch wholesaler, since December 1986. She is a director of Commerce Bancshares, Inc., and Masco Corp.

                                     Year first elected a director:    1992

DOUGLAS H. YAEGER, 51, has been Laclede Gas' Chairman of the Board since January
------------------
28, 1999, Chief Executive Officer since January 1, 1999 and President since December 1, 1997. He served as Laclede Gas' Executive Vice President - Operations and Marketing from September 1, 1995 through November 30, 1997 and Senior Vice President - Operations, Gas Supply and Technical Services from January 27, 1994 to August 31, 1995. He is a Director of First Banks, Inc..

                                     Year first elected a director:    1998<Fa>

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THESE NOMINEES FOR ELECTION AS DIRECTORS.

DIRECTORS WITH TERM EXPIRING IN 2002:

ROBERT C. JAUDES, 66, retired as Laclede Gas' Chief Executive Officer on January
-----------------
1, 1999 and as Chairman of the Board on January 28, 1999. From January 27, 1994 to December 1, 1997, he served as Chairman of the Board, Chief Executive Officer and President of Laclede Gas. On December 1, 1997, Mr. Jaudes relinquished the title of President but continued to serve as Laclede Gas' Chairman of the Board and Chief Executive Officer until his retirement. Mr. Jaudes was an employee of Laclede Gas from 1955 to 1999.


[FN]
---------
<Fa>"Control Person"--defined as one who, other than solely as a Director of
Laclede Gas, possesses the power to direct the management and policies of Laclede Gas.

                                     Year first elected a director:    1983

W. STEPHEN MARITZ, 42, has been Vice Chairman of Maritz Inc. since July
------------------
1994, President since April 1, 1997 and Chief Executive Officer since November 1998. Maritz Inc. provides performance improvement, marketing research and travel services on a global basis. From April 1, 1997 to November 1998, Mr. Maritz was Chief Operating Officer of Maritz Inc. and from May 1995 to April 1997 he was Senior Corporate Vice President.

                                     Year first appointed a director:   1999

ROBERT P. STUPP, 70, is and since December 31, 1990 has been the President
----------------
and Chief Executive Officer of Stupp Bros. Inc. Stupp Bros. has (1) two operating divisions: Stupp Bridge Company of Bowling Green, Kentucky, fabricator of steel highway and railroad bridges; and Stupp Corporation of Baton Rouge, Louisiana, producer of custom-made electrical resistance welded pipe for oil and gas transmission; and (2) three subsidiaries: Hammerts Iron Works, Inc. of St. Louis, Missouri, fabricator of structural steel; Bayou Coating L.L.C. of Houston, Texas, provider of applicators for steel line pipe; and Midwest Bank Centre of St. Louis, Missouri, a Missouri bank and member of the FDIC and Federal Reserve systems. Mr. Stupp currently serves, and has served since 1960, as a senior executive officer of one or more of those entities. He is a director of Stupp Bros., Inc.

                                     Year first elected a director:     1990

DIRECTORS WITH TERM EXPIRING IN 2003:

ANDREW B. CRAIG, III, 69, is co-founder and Managing Director of RiverVest
---------------------
Venture Partners, a St. Louis based venture capital firm focusing on early-stage life science investments. He retired on April 30, 1998 as Chairman of the Board of NationsBank Corporation. He had served in that position since January 1, 1997. Previously, he had been Chairman of the Board, Chief Executive Officer and President of Boatmen's Bancshares, Inc.; Chairman from 1989 to 1997, Chief Executive Officer from 1988 to 1997 and President from 1985 to 1994. In addition he is a director of Grupo Modelo S.A. de C.V.

                                     Year first elected a director:     1994

C. RAY HOLMAN, 58, is Chairman of the Board and Chief Executive Officer of
--------------
Mallinckrodt Inc., a global medical products company, and effective with the merger with Tyco International, Inc., Senior Vice President of Tyco International, Inc., a diversified corporation engaged in health-care and specialty products, telecommunications and electronics, flow control and fire and security services. He has been Chairman since October 1994, Chief Executive Officer since December 1992 and was President from December 1992 to December 1995. In addition to being a director of Mallinckrodt Inc., Mr. Holman is a director of BankAmerica Corp.

                                     Year first elected a director:     1994

WILLIAM E. NASSER, 61, is Chairman of the Board of Enchira Biotechnology
------------------
Corporation, a platform biotechnology company that provides new leads for gene-based products through directed evolution. He retired as Chairman of the Board, Chief Executive Officer and President of Petrolite Corporation in November 1995. He had served in that capacity since February 1992. He is a director of Enchira Biotechnology Corporation.

                                     Year first elected a director:     1994

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         The standing committees of the board of directors as of September 30, 2000, included the audit committee, the compensation committee and the nominating committee. During the 2000 fiscal year, there were 14 meetings of the board of directors. All directors attended 75% or more of the aggregate number of meetings of the board and applicable committee meetings.

         The audit committee assists the board of directors in fulfilling the board's oversight responsibilities with respect to the quality and integrity of Laclede Gas' financial statements, financial reporting process, and systems of internal controls. The audit committee also assists the board in monitoring the independence and performance of Laclede Gas' independent auditors. The audit committee is composed of independent directors and operates under a written charter adopted by the board of directors. Each member of the committee is independent as defined by New York Stock Exchange listing standards. The members of the committee are Andrew B. Craig, III, Dr. Henry Givens, Jr., C. Ray Holman (chairman), W. Stephen Maritz and H. Edwin Trusheim. The committee met three times in fiscal year 2000. A copy of the Audit Committee charter is attached to this proxy statement as Appendix E.

         The compensation committee reviews and recommends to the board the salaries and all other forms of compensation of Laclede Gas' officers. The committee members are C. Ray Holman, Robert C. Jaudes, William E. Nasser, Robert P. Stupp and H. Edwin Trusheim (chairman). The committee met six times in fiscal year 2000.

         The nominating committee recommends new director nominees to the board of directors. The committee members are C. Ray Holman, Robert C. Jaudes, William E. Nasser, Robert P. Stupp, H. Edwin Trusheim and Douglas H. Yaeger (chairman). The committee met one time in fiscal year 2000.

BENEFICIAL OWNERSHIP OF LACLEDE GAS COMMON STOCK

         The following table sets forth as of September 30, 2000 the beneficial ownership of Laclede Gas' common stock by (i) Stupp Bros., Inc., 120 South Central Ave., Ste. 1650, St. Louis, MO 63105, the only person or entity who as of September 30, 2000 is known to be the beneficial owner of 5% or more of Laclede Gas common stock, (ii) each of Laclede Gas' directors,
(iii) each of Laclede Gas' current executive officers listed in the Summary Compensation Table, and (iv) all directors and executive officers as a group.


                                            AMOUNT AND NATURE OF OWNERSHIP

                                                     Sole Voting     Shared Voting
                                                        And/or          And/or
                   Name of                            Investment      Investment                          Percent
               Beneficial Owner                          Power          Power              Total         of Class
               ----------------                          -----          -----              -----         --------
A.B. Craig, III ...............................         3,000<F1>          -0-               3,000          <F*>
H. Givens, Jr..................................         2,400<F1>          -0-               2,400          <F*>
C. R. Holman ..................................         3,000<F1>          -0-               3,000          <F*>
R. C. Jaudes ..................................        13,526            9,600              23,126          <F*>
M. A. Krey Van Lokeren ........................         3,400<F1>          -0-               3,400          <F*>
W. S. Maritz ..................................         1,000<F1>          -0-               1,000          <F*>
G. T. McNeive, Jr..............................         4,015              -0-               4,015          <F*>
W. E. Nasser ..................................         3,000<F1>          -0-               3,000          <F*>
K. J. Neises ..................................           513              -0-                 513          <F*>
P. J. Palumbo .................................         1,579              -0-               1,579          <F*>
R. L. Russell .................................         5,030              -0-               5,030          <F*>
R. P. Stupp ...................................         5,432<F1>    1,155,000<F2>       1,160,432         6.15%
H. E. Trusheim ................................         3,474              -0-               3,474          <F*>
D. H. Yaeger ..................................         3,536              -0-               3,536          <F*>
Stupp Bros., Inc. .............................     1,155,000<F2>          -0-           1,155,000         6.12%
All directors and executive officers as a
 group (23)                                                                              1,231,918         6.52%

<F1>  Includes restricted, nonvested shares granted under the Restricted Stock
      Plan for Non-Employee Directors, as described in more detail on page 28.

<F2>  Stupp Bros., Inc. owns these 1,155,000 shares. Mr. Stupp is a Director and
      Executive Officer of Stupp Bros. Inc. and has a one-third interest in a voting trust that controls 100% of the stock of Stupp Bros., Inc.

<F*>  Less than one percent.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

         Set forth below is certain information as to amounts paid, earned or awarded by Laclede Gas for the fiscal year ended September 30, 2000, and for the immediately preceding two fiscal years for services in all capacities by the chief executive officer and the four other most highly compensated executive officers.

                                                                              Long Term
                                                                             Compensation
                                                     Annual Compensation       Payouts
                                                  -------------------------- ------------
     Name and                                                 Other Annual      LTIP          All Other
Principal Position                      Year       Salary   Compensation<F2>  Payouts<F3>  Compensation<F4>
-----------------------                 ----       ------   ---------------- ------------  ----------------
D. H. Yaeger                            2000      $363,333      $16,000        $71,522        $ 7,571
Chairman of the Board,                  1999       335,000       16,500         60,970          7,020
President and CEO                       1998       280,000       12,000         42,240          6,406

K. J. Neises                            2000       219,500          -0-         33,500         15,751
Senior Vice President-Energy            1999       203,667          -0-         28,140         13,075
and Administrative Services             1998       188,000          -0-         20,460         10,074

G. T. McNeive, Jr.                      2000       212,500          -0-         33,500          8,280
Senior Vice President-Finance           1999       198,667          -0-         28,140          7,410
and General Counsel                     1998       180,333          -0-         22,110          6,763

R. L. Russell <F1>                      2000       178,250          -0-            -0-          7,581
Senior Vice President-                  1999       146,667          -0-            -0-          6,031
Chief Operations Officer                1998       109,167          -0-            -0-          4,090

P. J. Palumbo                           2000       149,667          -0-            -0-          7,523
Vice President-Industrial               1999       144,333          -0-            -0-          6,833
Relations                               1998       139,000          -0-            -0-          5,276

<F1>   On March 23, 2000, Mr. Russell was promoted to Senior Vice President
       - Chief Operations Officer.
<F2>   The amounts in this column reflect fees paid for attendance at board of directors and board committee meetings.
<F3>   The amounts in this column reflect dividend equivalents paid under the incentive compensation plan to the named executive officer during the three most recent fiscal years. For a more detailed discussion of the plan, see the Long-Term Incentive Plan Table and discussion on page 21.
<F4>   For 2000 this column includes (a) above-market interest on deferrals under Laclede Gas' deferred income plan described on page 23 (Mr. Yaeger, $-0-; Mr. Neises, $3,981; Mr. McNeive, $1,139; Mr. Russell, $-0- and Mr. Palumbo, $-0-; (b) above-market interest on deferrals under Laclede Gas' deferred income plan II described on page 23 (Mr. Yaeger, $1,549; Mr. Neises, $6,085; Mr. McNeive, $1,468; Mr. Russell, $1,726, and Mr. Palumbo, $2,034; (c) matching contributions under Laclede Gas' salary deferral savings plan, which was established under Section 401(k) of the Internal Revenue Code (Mr. Yaeger, $6,022; Mr. Neises, $5,684; Mr. McNeive, $5,674; Mr. Russell $5,855
       and Mr. Palumbo, $5,489); and (d) Laclede Gas' paid premiums for supplemental travel and accident insurance for accidental death or dismemberment with benefits of up to $250,000 (approximately $129 for each named executive officer).

INCENTIVE COMPENSATION PLAN

         The following table discloses certain information about the Laclede Gas incentive compensation plan, which is considered a type of long-term incentive plan under the proxy disclosure rules of the SEC.


                      LONG TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                                                                           PERIOD
                                                                        NUMBER             UNTIL
                                   NAME                                OF UNITS         MATURATION<F1>
                                   ----                                --------         --------------
         Douglas H. Yaeger.........................................     10,500            5 YEARS

         Kenneth J. Neises.........................................      4,000            4 YEARS

         Gerald T. McNeive, Jr.....................................      4,000            4 YEARs

-------------------

<F1> Prior to January 26, 1995, dividend equivalents (equal to the cash dividend paid on each share of Laclede Gas' common stock) were paid on each of the share units to the participant until his or her death, and thereafter to a surviving spouse, if any, for life. Effective for awards of share units made on and after January 26, 1995, no post-retirement dividend equivalents and no post-retirement deferred compensation amounts shall be paid to a participant who retires before attaining the age of 65 (other than by reason of death or disability or following a hostile change of control) unless the participant remains employed by Laclede Gas for at least the following respective periods (based on the participant's age at the date of the award of the share units) subsequent to the date upon which the share units are awarded:


                                                   NUMBER OF YEARS OF SERVICE
                           AGE AT                    REQUIRED FOLLOWING THE
                        DATE OF AWARD                  DATE OF SUCH AWARD
                        -------------                  ------------------

          61 and older................................         2

          55-60.......................................         4

          54 and under...............................          5

     The amount of dividend equivalents paid to any named executive during the last fiscal year is disclosed in the "LTIP Payouts" column in the Summary Compensation Table.

         Each year, Laclede Gas credits or debits an amount (deferred compensation amount) to each share unit outstanding at the end of a fiscal year equal, subject to certain adjustments, to the per common share net increase or decrease in consolidated retained earnings for that fiscal year. The aggregate of annual deferred compensation amounts are payable in ten equal annual installments to the participant or, if no longer living, his or her designated beneficiaries or estate beginning on the fifth month following the month in which the earlier of the following occurs: retirement, death, disability or the participant's election to terminate employment with Laclede Gas following a hostile change in control (as defined in the plan). No deferred compensation amounts accrue on share units held by a participant after the fiscal year in which his or her employment has terminated due to retirement, disability, death or the participant's election to terminate following a hostile change in control. Furthermore, if a participant's employment with Laclede Gas ceases other than by reason of retirement, disability, death or termination of employment following a hostile change in control, then all share units are forfeited and all future rights to deferred compensation amounts and dividend equivalents on account of such share units lapse. Similarly, if a participant retires before age 65 (other than by reason of death or disability or following a hostile change in control) without providing the required additional years of service as discussed in footnote 1 to the table above, then no post-retirement benefits will be payable to such participant for such share units.

         During the fiscal year ended September 30, 2000, $.03 was credited as a deferred compensation amount on account of each share unit. Interest accrues on the deferred compensation amounts on share units (for which the required additional years of service have been provided) only after the date of retirement, disability, death or election of recipient to terminate employment following a hostile change in control.

PENSION PLAN

         The table below shows estimated annual benefits payable at a normal retirement date under the employees' retirement plan of Laclede Gas - management employees and the Laclede Gas supplemental retirement benefit plan.


                                          PENSION PLAN TABLE
                              ESTIMATED ANNUAL BENEFITS UPON RETIREMENT

   AVERAGE                                               Years of Service
    FINAL               ---------------------------------------------------------------------------------
COMPENSATION<F1>            15          20          25          30          35          40          45
----------------            --          --          --          --          --          --          --
$150,000............... $ 44,026    $ 58,701    $ 73,376    $ 88,051     $102,727    $117,402    $133,152
 200,000 ..............   59,776      79,701      99,626     119,551      139,477     159,402     180,402
 250,000...............   75,526     100,701     125,876     151,051      176,227     201,402     227,652
 300,000...............   91,276     121,701     152,126     182,551      212,977     243,402     274,902
 350,000...............  107,026     142,701     178,376     214,051      249,727     285,402     322,152
 400,000...............  122,776     163,701     204,626     245,551      286,477     327,402     369,402
 450,000................ 138,526     184,701     230,876     277,051      323,227     369,402     416,652

----------------------

<F1>   "Average final compensation" is the higher of: (a) the annual average of the highest 36 consecutive calendar months' compensation for the participant's last 120 months of service; and (b) the annual average of the highest three consecutive calendar years' compensation for the participant's last ten calendar Years of Service. Compensation used for pension formula purposes is the type of compensation included as "Salary" in the Summary Compensation Table.

       Benefits shown in the table (the calculation of which, in some cases, takes into account the portion of average final compensation in excess of Social Security covered compensation, and, in other cases, is calculated after the deduction of Social Security offset amounts) assume retirement at age 65, the years of service shown, continued existence of the current plans without substantial change and payment in the form of a single life annuity. Years of service as of September 30, 2000 for the persons named in the Summary Compensation Table are as follows: D. H. Yaeger, 9 years; K. J. Neises, 16 years;
       G. T. McNeive, Jr., 14 years; R. L. Russell, 44 years; and P. J. Palumbo, 9 years.

OTHER PLANS

EXECUTIVE SALARY PROTECTION PLAN

         This program provides that if a participating executive officer dies while an active employee of Laclede Gas, his or her beneficiaries will receive his or her annual salary for one year, and one-half of his or her annual salary for the next nine years or until the executive officer would have been 65 years old, whichever period is longer. When an executive officer dies after retiring from Laclede Gas, his or her beneficiaries will receive an amount equal to twice his or her annual salary if he or she dies prior to age 70, or one times his or her annual salary if he or she dies after age 70.

MANAGEMENT CONTINUITY PROTECTION PLAN

         Under this plan, adopted January 25, 1990, Laclede Gas enters into management continuity protection agreements with all of its officers, except Mr. Yaeger, whose management continuity protection agreement has been superseded by a severance benefits agreement described elsewhere herein. The agreements provide that if the officer's employment terminates for any reason (other than death, disability or for actions involving moral turpitude) within 42 months after a change in control of Laclede Gas, the officer will receive a non-discounted lump sum payment. The lump sum payment will be in an amount equal to the officer's average annual compensation for the five-year period preceding termination multiplied by 2.00. If the officer remains employed by Laclede Gas for more than six months after a change in control, the above benefit shall be reduced by one-thirty-sixth for each month beyond such six-month period. In no event, however, will the benefit be greater than the product of the officer's average monthly compensation for the five-year period preceding termination and the number of months remaining from such termination until the date the officer will reach the age of 65. The agreements expire upon the earlier of (a) the effective date of the officer's termination if prior to a change in control; or
(b) 42 months after a change in control. Under the agreements, a "change in control" occurs when any person becomes a beneficial owner, directly or indirectly, of Laclede Gas securities representing (a) more than 50 percent of the voting power of Laclede Gas outstanding securities or (b) at least 30 percent but not more than 50 percent of such securities and a majority of the outside members of Laclede Gas' board of directors decides that a change in control has occurred. These agreements and the plan will be modified prior to the completion of the merger to avoid an inadvertent trigger of these benefits in the holding company reorganization.

DEFERRED INCOME PLAN AND DEFERRED INCOME PLAN II

         Previously, Laclede Gas established the Deferred Income Plan for: (i) non-employee directors and (ii) employee directors, officers and certain other employees who are deemed by the compensation committee of the board of directors to be key executives who contribute materially to the prosperity of Laclede Gas. The plan permitted deferral through April 30, 1990 for each of four consecutive years of up to 100% of fees and retainers for non-employee directors and up to 15% of salary (excluding incentive compensation) for other participants. Such deferrals, along with applicable income growth factors (at rates not to exceed the greater of (i) twelve percent per annum, and (ii) the annual corporate bond rates specified in Moody's Investors Service plus four percent per annum), form the basis for certain benefits payable to the participant upon retirement, death or permanent and total disability before retirement, or termination of a participant's status as a director or employee before age 55. The amount of such benefit depends on the type of triggering event, the amount deferred by a participant, the ages at which deferrals are made and the participant's age at the time of the triggering event. In the event a participant, following a change in control of Laclede Gas, terminates his or her status as a director or employee for good reason, or is terminated by Laclede Gas without cause, such participant is entitled to receive a lump sum benefit in the amount equal to the greater of: (i) the present value of the account balance under the deferred income plan to which the participant would be entitled if he or she had continued to make deferrals during the remainder of the annual deferral period and if he or she had terminated his or her status as a director or employee after reaching normal retirement age (for this purpose, age 70 for all directors, and age 65 for all other participants); or (ii) the amount of the participant's account balance.

         Effective September 23, 1993, the board approved a separate deferred income plan II. Deferred income plan II provides that the board of directors may from time to time determine to open up the deferred income plan II to allow deferrals during one or more succeeding annual periods and to allow new participants in that Deferred Income Plan. Participants were allowed to make deferrals during the 2000 calendar year and will also be allowed to make deferrals during the 2001 calendar year. During each deferral period, a non-employee director participant may defer up to 100% of fees and retainers and an employee participant may defer up to 15% of his or her annual salary (excluding incentive compensation). In addition, under deferred income plan II the minimum applicable income growth factor for deferrals on and after October 1, 1993 shall not exceed the greater of: (i) nine percent per annum; and (ii) the annual corporate bond rates specified in Moody's Investors Service plus three percent per annum.

         The remainder of the terms of the deferred income plan II are similar to those of the original deferred income plan discussed above. Both of these plans will be modified prior to the merger to prevent the inadvertent trigger of benefits through the holding company reorganization.

SEVERANCE BENEFITS AGREEMENT

         In recognition of recent industry trends, Mr. Yaeger's age, years of service and his role in successfully leading Laclede Gas in the future, the board of directors in July 2000 authorized the execution of a severance benefits agreement with Mr. Yaeger. Under this agreement, certain benefits are payable to Mr. Yaeger in the event (a) prior to a change in control he is terminated without cause or he resigns with good reason, (b) after a change in control Laclede Gas terminates him without cause or he terminates his employment for any reason or (c) of his death prior to his termination of employment. The agreement continues until March 31, 2004, unless extended by the parties. If a change in control occurs during the term of the agreement, the agreement remains in effect for the longer of (1) 54 months beyond the month in which the change in control occurred or (2) until all obligations of Laclede Gas under the agreement have been fulfilled and all benefits paid to Mr. Yaeger. This agreement supersedes the management continuity protection plan and any other provision of any Laclede Gas plan that is inconsistent with the agreement. In the event payments under the agreement would subject him to excise tax on excess parachute payments under the Internal Revenue Code, Laclede Gas will reimburse him for such excise tax (and the income tax and excise tax on such reimbursement).

         The agreement restricts under certain circumstances Mr. Yaeger's ability to compete with Laclede Gas and to use confidential information concerning Laclede Gas. In the event of a dispute over his rights or benefits under the agreement, Laclede Gas will pay Mr. Yaeger's reasonable legal fees with respect to the dispute to the extent he prevails in such dispute.

         Prior to a change in control, if Laclede Gas terminates Mr. Yaeger without cause or if he voluntarily terminates his employment with Laclede Gas with good reason, he is entitled to receive certain benefits. These include: (1) a non-discounted lump sum payment equal to 18 times his then monthly base salary; (2) if he so elects within 90 days after his date of termination of employment, a lump sum payment equal to the actuarially equivalent present value of the pension benefits under the employees' retirement plan of Laclede Gas - management employees and the Laclede Gas supplemental retirement benefit plan computed as if he had early or normal retirement benefits available under the plans, based on (a) early retirement age being deemed to be his actual age at the date of termination and (b) reduction by a discount factor of 1.4% per annum for each year (and pro rated for a partial year) his age is below 60, or if he does not so elect, he shall be paid on a periodic basis under the terms of the plans; (3) if he so elects within 90 days after the date of termination of employment, a lump sum payment of the actuarially equivalent present value of vested post-retirement benefits, using Laclede Gas' dividend rate on the date of termination, under the incentive compensation plan treating all benefits vested prior to termination as remaining fully vested and treating all benefits not fully vested prior to termination but granted three or more years prior to termination as being fully vested, or if he does not so elect, he shall be paid on a periodic basis all benefits vested and deemed to be vested under the agreement and the plan; and (4) full retiree coverage under Laclede Gas' health insurance plan and other welfare benefit plans as if he had retired as of the date of termination, which shall become secondary in the event he obtains a position at another entity with such coverage.

         After a change in control, if Laclede Gas terminates Mr. Yaeger without cause or he voluntarily terminates his employment for any reason, he will be entitled to receive certain benefits. These include: (1) a non-discounted lump sum payment equal to 36 times his then monthly base salary, reduced by 1/48th for each month, if any, beyond six full calendar months after the change in control that he remains employed by Laclede Gas or any successor thereof, or an affiliate of either such entity; (2) benefits similar to those described in clauses (2) and (4) in the immediately preceding paragraph, and (3) a benefit similar to that described in clause (3) in the immediately preceding paragraph except that all benefits under the plan will be treated as fully vested as of the date of termination.

         At any time prior to a change in control Mr. Yaeger may terminate his employment without good reason, but he will not be entitled to any payments or benefits under this agreement but will only receive those severance payments or benefits to which he would normally be entitled. Laclede Gas may terminate him for cause before or after a change in control, and he will not be entitled to any benefits under this agreement but will only receive those severance payments or benefits to which he would normally be entitled. If Mr. Yaeger dies, the agreement terminates except as to any amounts which may have become payable as a result of termination before death and except as to the various benefit plans that by their terms continue after his death. In computing his death benefits under Laclede Gas' plans, early retirement age shall be treated as his age upon death with a discount factor on benefits of 1.4% per annum (prorated for a partial year) for each year his actual age is below 60. This agreement will be modified prior to the merger to prevent the inadvertent trigger of any benefits thereunder due to the holding company reorganization.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF LACLEDE GAS' FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE THIS PROXY STATEMENT/PROSPECTUS, IN WHOLE OR IN PART, THE FOLLOWING COMPENSATION REPORT REGARDING EXECUTIVE COMPENSATION, THE PERFORMANCE GRAPH ON PAGE 27 AND THE AUDIT COMMITTEE REPORT ON PAGES 27-28 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

COMPENSATION COMMITTEE REPORT REGARDING EXECUTIVE COMPENSATION

         The compensation committee of the board of directors ("Committee") administers and determines Laclede Gas' executive compensation program. After review and approval by the Committee, all material issues relating to executive compensation are submitted to the board for consideration and approval.

         The philosophy of the Committee as it relates to executive compensation is that the chief executive officer (CEO) and other executive officers should be compensated at levels designed to attract, motivate, and retain talented executives who are capable of leading Laclede Gas in achieving its business objectives in an industry facing increasing complexity, competition, and change; to encourage and reward excellent performance; and to encourage individual growth as a part of Laclede Gas' management development program. Annual compensation for Laclede Gas' senior management consists of salary, and for certain key executives, a long-term incentive compensation plan.

         Salary levels of Laclede Gas executives are reviewed and may be adjusted annually. Salaries are also increased to recognize promotions and assignment of increased responsibilities to Laclede Gas. In determining appropriate salaries, the Committee considers: (1) the CEO's recommendations as to compensation for all other executive officers; (2) the scope of responsibility, experience, time in position, and individual performance for all officers including the CEO; (3) internal fairness and equity among positions held by each executive officer; (4) special factors such as each individual's willingness and ability to accept special assignments and responsibilities; (5) general cognizance of pay practices of major companies within the St. Louis region as well as within the utility industry generally relating to executives of comparable responsibility; and (6) corporate performance. Evaluation of corporate performance takes into account the significant effects which weather variations as well as other unusual events may have on Laclede Gas' earnings per share and other financial and operating results as compared to corporate budgeted levels. The Committee's analysis is a subjective process that utilizes no specific weighting or formula of the aforementioned factors in determining executives' base salaries.

         Awards under Laclede Gas' long-term incentive compensation plan may be granted by Committee recommendation and board approval to the CEO and/or certain other key executives who have, in the judgment of the Committee, demonstrated great ability and who Laclede Gas seeks to retain in positions which can affect the long-term success of Laclede Gas, including both the establishment and execution of Laclede Gas' business strategies. Under this plan, upon the recommendation of the Committee, the board of directors, exclusive of any employee director who is eligible to participate in the plan, may award share units to these key executives. The executives are paid quarterly dividend equivalents on these share units at the same rate that dividends are paid to shareholders. Share units also have a deferred compensation component based on changes in Laclede Gas' retained earnings over the course of a year. Such deferred compensation is payable upon the executive's retirement. Current compensation under this plan is limited to 25% of the executive's current annual salary. Awards granted under this plan are intended to encourage the continued employment of these talented executives. Toward that end, this plan requires that an executive provide a certain number of additional years of service after the date of an award of share units in order for post-retirement dividend equivalents and deferred compensation amounts associated with that award to be paid. This plan provides compensation that is directly linked with earnings per share achievement, a critical factor in creating increased shareholder value. Determination of the number of share units to award to a key executive is a subjective process that considers an individual's current salary level, the number of share units previously awarded, as well as expectations for the executive's performance relative to maintaining the long-term financial and operational integrity of Laclede Gas.

         The compensation of executive officers was adjusted effective February 1, 2000.

         Also, the board of directors, in recognition of the prior performance and the high level of responsibility of several of Laclede Gas' senior officers, awarded new share units to them, as set forth in greater detail elsewhere in this proxy statement/prospectus. Such share unit awards are intended, among other things, to relate a portion of executive compensation more directly with the long-term interest of shareholders.

         In determining the total compensation package of the CEO for 2000, the Committee considered all of the matters discussed above. The Committee also considered the attainment of corporate-wide budgeted goals, giving recognition to factors such as weather, interest rates and regulatory policies which can significantly impact operating results of gas utilities but are generally outside the control of management. Further, the Committee considered subjective factors related to individual performance and responsibility for the long-term strategic direction of Laclede Gas. Noted was Mr. Yaeger's leadership in: (1) the continued successful performance of Laclede Gas' gas supply incentive plan;
(2) the purchase of the propane pipeline from Phillips Pipe Line Company, (3) the management of the rate case filed in January 1999, (3) the successful sale of 1,250,000 shares of common stock and $25,000,000 principal amount of first mortgage bonds, (4) the ongoing implementation of Laclede Gas' year 2000 readiness program and transition into the year 2000; and (5) the attainment of a 20-year non-exclusive franchise in Wentzville, Missouri. In January 2000, the board of directors, after considering the various factors and accomplishments described above, granted Mr. Yaeger an increase in base salary and also awarded him 10,500 additional share units under the incentive compensation plan and determined that he should be entitled to a severance benefits agreement.

                           Compensation Committee

                           H. Edwin Trusheim, Chairman
                           C. Ray Holman
                           Robert C. Jaudes
                           William E. Nasser
                           Robert P. Stupp

                              PERFORMANCE GRAPH

         The following performance graph compares the performance of Laclede Gas' common stock to the Standard & Poor's 500 Stock Index and to the Standard & Poor's Utilities Index for Laclede Gas' last five fiscal years. The graph assumes that the value of the investment in Laclede Gas' common stock and each index was $100 at September 30, 1995, and that all dividends were reinvested. The information contained in this graph is not necessarily indicative of future Laclede Gas performance.


                COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
              LACLEDE GAS COMPANY, S&P 500, AND S&P UTILITIES

                                  [GRAPH]

                ------------------------------------------------------------------------
                   1995        1996        1997        1998         1999       2000
----------------------------------------------------------------------------------------
Laclede           $100.00     $124.21     $131.73     $131.91     $137.87     $139.77
----------------------------------------------------------------------------------------
S&P 500           $100.00     $120.33     $169.00     $184.29     $235.53     $266.82
----------------------------------------------------------------------------------------
S&P Utilities     $100.00     $106.82     $122.18     $158.86     $157.01     $226.91
----------------------------------------------------------------------------------------


AUDIT COMMITTEE REPORT

         The primary function of the audit committee is oversight. Laclede Gas' management is responsible for the preparation, presentation and integrity of Laclede Gas' financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies as well as internal controls and procedures designed to provide reasonable assurance that Laclede Gas is in compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and performing an independent audit of Laclede Gas' financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The audit committee is responsible for overseeing the conduct of these activities by Laclede Gas' management and the independent auditors.

         In this context, the audit committee has reviewed and discussed the audited financial statements for fiscal year 1999 with management and the independent auditors, Deloitte & Touche LLP. The committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

         Deloitte & Touche LLP has provided the committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent auditors that firm's independence.

         Based on the reviews and discussions referred to above, the committee recommended to the board of directors that the audited financial statements referred to above be included in Laclede Gas' Annual Report on Form 10-K for the year ended September 30, 1999.

COMPENSATION OF DIRECTORS

RETAINER AND FEES

         Directors who were not employees of Laclede Gas received a monthly retainer fee of $1,500 per month during fiscal year 2000. Also, all directors received a fee of $1,000 for each board meeting attended personally; and $500 for each board meeting attended via telephone conference call. Directors received fees of $500 for each committee meeting attended personally; and $250 for each committee meeting attended via telephone conference call. Each chairman of a committee of the board except for the nominating committee chairman received an additional $1,000 annual fee.

NON-EMPLOYEE DIRECTOR PLANS

         Laclede Gas has also established a retirement plan for each of its non-employee directors who is not entitled to benefits under Laclede Gas' qualified pension plan and who serves at least five years as a director or who dies while serving as a director. Pursuant to this plan, the eligible director (the "participant"), or the participant's designated beneficiary, would, following the discontinuance of the participant's service as a director (or following the participant's attaining 65 years of age, if the participant is not at least 65 years old at the time of such discontinuance of service), receive an annual retirement payment amount equal to a percentage (the "applicable percentage") of the annual board retainer fee at the time of such participant's discontinuance of service. The applicable percentage shall be 10% for each of the first ten years of service of such participant as a director. The annual payments to the retired participant shall continue until such participant's death, but if such participant shall die before receiving at least ten annual payments, then such participant's designated beneficiary shall, during such beneficiary's lifetime, receive the remainder of the first ten annual payments which the deceased participant would have received.

         In 1990, Laclede Gas established the restricted stock plan for non-employee directors, the term of which has been extended. Under this Plan, a grant of 800 restricted shares will be made on the date a person first begins serving as a non-employee director. Each non-employee director will receive an additional grant of 200 non-vested and/or vested shares on the date of each subsequent annual meeting of shareholders for services rendered by such non-employee director during the preceding year. Although a non-employee director is entitled to vote and may receive the dividends on the restricted shares, the restricted shares are forfeitable until vested pursuant to a schedule based upon the non-employee director's years of participation in, and in some cases, age at time of entering, the plan. Under a trust agreement between Laclede Gas and UMB Bank, National Association, as trustee, shares granted pursuant to the plan are purchased on the open market by the trustee, and held in trust until vested in the non-employee director. In January 2000, Messrs. Holman, Maritz, and Nasser and Mrs. Van Lokeren each received a grant of 200 non-vested shares; and Messrs. Craig, Givens, and Stupp each received a grant of 100 vested and 100 non-vested shares; and Mr. Trusheim received a grant of 200 vested shares. Mr. Stupp became fully vested in all of his previously restricted, non-vested shares on April 15, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Jaudes serves as one of the five members of Laclede Gas' compensation committee. As previously disclosed, he is the retired Chairman of the Board and Chief Executive Officer of Laclede Gas.

                                 PROPOSAL 2

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The board of directors, upon recommendation of its audit committee, recommends that you ratify the appointment of Deloitte & Touche LLP, certified public accountants, to audit the books, records and accounts of Laclede Gas and its subsidiaries for the fiscal year ending September 30, 2001. Deloitte & Touche LLP is the successor to the firm that has acted as auditors of Laclede Gas since 1953. It is expected that a representative of Deloitte & Touche LLP will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION
                                                   ---
                 OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
                         INDEPENDENT PUBLIC ACCOUNTANTS

                                   PROPOSAL 3

                      REORGANIZATION OF LACLEDE GAS COMPANY

GENERAL

         The board of directors of Laclede Gas unanimously believes that it is in the best interest of Laclede Gas and its shareholders to reorganize Laclede Gas. In the reorganization:

* Laclede Gas will become a separate wholly owned subsidiary of a new parent holding company, The Laclede Group.
* The present holders of Laclede Gas common stock will hold the common stock of The Laclede Group.
* Laclede Development Company, Laclede Venture Corp., Laclede Investment Corporation, Laclede Energy Resources, Inc. Laclede Gas Family Services, Inc. and Laclede Pipeline Company, all of which are presently direct or indirect subsidiaries of Laclede Gas, will become direct or indirect subsidiaries of The Laclede Group.

         To carry out the reorganization, Laclede Gas has incorporated two Missouri corporations, The Laclede Group and Laclede Acquisition Inc. Each of these corporations has a nominal amount of stock outstanding and no present business or properties of its own. All of the currently outstanding shares of The Laclede Group common stock are owned by Laclede Gas, and all of the currently outstanding shares of Laclede Acquisition Inc. are owned by The Laclede Group.

         Laclede Acquisition Inc. will merge into Laclede Gas, which will be the surviving company. Laclede Gas will become a subsidiary of The Laclede Group. The outstanding shares of Laclede Gas common stock will be converted into shares of The Laclede Group common stock. Laclede Gas shareholders will receive one share of The Laclede Group common stock in exchange for each share of Laclede Gas common stock held at the consummation of the merger.

         After the completion of the merger, all of the existing direct subsidiaries of Laclede Gas will be transferred to and become direct subsidiaries and investments of The Laclede Group. In the future, The Laclede Group may create new subsidiaries and reorganize its then existing subsidiaries as the needs arise and are identified.

REASONS FOR THE REORGANIZATION

         The primary purpose of the reorganization is to establish an optimal corporate structure that will permit The Laclede Group to more effectively pursue both its regulated utility activities as well as the unregulated business opportunities afforded by increased competition in the energy industry and other developments.

         By creating a corporate structure that more thoroughly separates Laclede Gas' traditional utility functions from unregulated business activities, the proposed reorganization will allow for clearly defined utility operations that reinforce and protect the financial strength of the regulated utility. At the same time, such separation will provide The Laclede Group's unregulated subsidiaries with additional financial and operational flexibility to pursue unregulated business opportunities without the historical regulatory constraints imposed by Missouri law and the related rules and regulations. By permitting Laclede to compete on more even terms with other unregulated service providers, the prospect for these businesses to succeed as independent entities and to realize maximum value for shareholders will be greater under a holding company structure than under the current structure.

         Even after forming a holding company, the profile of Laclede Gas' regulated distribution business is expected to remain substantially the same. It will continue to construct, operate and maintain its natural gas distribution system, enhance the efficiency of its operations, add customers profitably and compete against electricity.

         The Laclede Group's unregulated subsidiaries will be able to engage in unregulated utility business segments and obtain debt and equity financing without the limitations of Missouri law. Following restructuring, the unregulated subsidiaries will engage only in businesses that are not directly regulated by the Missouri Public Service Commission. As is the case with Laclede Gas' present unregulated subsidiaries, these businesses will encounter competitive and other factors not generally experienced by Laclede Gas, and they will have different investment risks than those involved in the regulated distribution company business of Laclede Gas. The holding company structure will allow these unregulated entities to develop with greater flexibility and autonomy than if they were part of the existing corporate structure, thus increasing the value of these components, which are currently associated with the regulated utility.

         The holding company structure will further separate Laclede Gas' regulated utility operations from The Laclede Group's operations in other non-regulated business segments and will help allay the concern of the Missouri Public Service Commission that the assets and operations of the regulated distribution company not be used to subsidize the operations of the unregulated businesses. The reorganization will reduce the prospects that the business risk from the unregulated operations of The Laclede Group and its subsidiaries will be shared by Laclede Gas' utility operation. Laclede Gas will also obtain further legal protection from any liabilities of the unregulated subsidiaries of The Laclede Group and, similarly, each of The Laclede Group's unregulated subsidiaries will obtain additional legal protection from the liabilities of each other unregulated subsidiary and from the liabilities of Laclede Gas. Finally, the new structure will allow the use of financing techniques that are more suited to the particular requirements, characteristics and risks of The Laclede Group's developing, unregulated businesses without affecting the creditworthiness of Laclede Gas.

THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         The discussion in this proxy statement/prospectus of the agreement and plan of merger and reorganization is subject to, and qualified in its entirety, by the agreement, a copy of which is attached to this proxy statement/prospectus as Appendix A and is incorporated herein by reference.

         The agreement, which is among Laclede Gas, The Laclede Group and Laclede Acquisition Inc., has been adopted by the parties' respective boards of directors. The holders of at least two-thirds of the issued and outstanding shares of Laclede Gas Company common stock must approve the agreement. See "Vote Required" on page 31.

         The first step in the reorganization is the merger.  In the merger:

         * Laclede Acquisition Inc., a wholly owned subsidiary of The Laclede Group, will be merged with and into Laclede Gas, with Laclede Gas being the surviving corporation;

         * Each share of Laclede Gas common stock outstanding immediately prior to the completion of the merger will be converted into an equal number of new shares of The Laclede Group common stock;
         * Each share of Laclede Acquisition Inc. common stock outstanding immediately prior to the merger will be converted into shares of Laclede Gas, resulting in The Laclede Group becoming the owner of all outstanding shares of Laclede Gas common stock; and
         * The shares of The Laclede Group common stock held by Laclede Gas immediately prior to the merger will be canceled.

         As a result of the merger, The Laclede Group will become a holding company with Laclede Gas Company as its wholly owned subsidiary. All of the Laclede Group's common stock outstanding immediately after the merger will be owned by the former holders of Laclede Gas common stock outstanding immediately prior to the merger. Shares of Laclede Gas preferred stock outstanding immediately prior to the merger will remain as outstanding shares of Laclede Gas preferred stock unchanged by the merger.

         After the completion of the merger, it is anticipated that the stock of Laclede Development Company, Laclede Investment Corporation and Laclede Pipeline Company will be transferred by Laclede Gas to The Laclede Group, which will then hold them as direct wholly owned subsidiaries or investments. See "Transfer of Laclede Gas subsidiaries to The Laclede Group" on page 33.

         All outstanding indebtedness and other obligations of Laclede Gas will remain as outstanding obligations of Laclede Gas after the completion of the merger. Immediately after the completion of the merger, The Laclede Group will have no outstanding securities other than common stock but could issue other securities in the future. Holders of Laclede Gas first mortgage bonds will continue as security holders of Laclede Gas.

VOTE REQUIRED

         The affirmative vote of the holders of record of at least two-thirds of the outstanding shares of Laclede Gas common stock is required to approve the reorganization.

REGULATORY MATTERS AND APPROVAL

         The reorganization cannot be completed unless and until all approvals, authorizations and consents are obtained on conditions acceptable to the board of directors of Laclede Gas.

         Under Missouri law governing utilities, any transaction involving the transfer of utility stock must be approved in advance by the Missouri Public Service Commission. Laclede Gas will file with the Missouri Public Service Commission an application for approval to establish a holding company structure before the date of the annual meeting.

         As a result of the reorganization, if approved, The Laclede Group will become a holding company within the meaning of the Public Utility
Holding Company Act of 1935, but will be exempt from all provisions of that Act other than section 9(a)(2). See "Regulation of The Laclede Group, Laclede
Gas and subsidiaries after the reorganization," page 40.

ACCOUNTING TREATMENT

         The accounting treatment for the reorganization will be based on non-cash, non-taxable transactions, with resulting assets and liabilities recorded at historical cost amounts. Immediately after the completion of the merger and reorganization, the consolidated financial statements of The Laclede Group are expected to be substantially similar to those of Laclede Gas.

CONDITIONS TO EFFECTIVENESS OF THE REORGANIZATION

         In addition to the approval of the agreement by holders of Laclede Gas common stock, the reorganization is subject to the satisfaction of the following conditions:

         * The receipt of all necessary orders, authorizations, consents, approvals or waivers from the Missouri Public Service Commission and any other third parties. These approvals must remain in full force and effect and may not include conditions that the board of directors of Laclede Gas deems unacceptable; and
         * Listing on the New York Stock Exchange of shares of The Laclede Group common stock;
         * Receipt of a certificate of merger from the Missouri secretary of state; and
         * The receipt of an opinion of counsel for Laclede Gas regarding the federal income tax status of the merger and reorganization; and
         * The registration of which this proxy statement/prospectus is a part has become effective under the Securities Act of 1933 relating to the shares of The Laclede Group common stock to be issued in connection with the merger.

         After all of these conditions is satisfied, the merger will become effective when the Missouri secretary of state's office issues a certificate of merger under the Missouri General and Business Corporation Law. Laclede Gas cannot predict if or when the conditions to effectiveness of the merger will be satisfied, but Laclede Gas currently is working to complete the merger and reorganization before December 31, 2001.

EXCHANGE OF STOCK CERTIFICATES

         Upon the effectiveness of the merger, certificates previously representing shares of Laclede Gas common stock will automatically represent the same number of shares of The Laclede Group common stock and will entitle the holder to receive a stock certificate of The Laclede Group. The Laclede Group will issue and deliver to the transfer agent certificates representing shares of The Laclede Group common stock into which outstanding shares of Laclede Gas common stock have been converted. Promptly after the effectiveness of the merger, The Laclede Group will send to each person who was a Laclede Gas common shareholder of record immediately prior to the consummation of the merger written instructions and transmittal material for use in surrendering Laclede Gas common stock certificates to the transfer agent. Laclede Gas shareholders should NOT send in their stock certificates to the transfer agent until they receive the transmittal letter after the consummation of the merger.

         The Laclede Group also will send to brokers, banks and other nominee record holders of Laclede Gas common stock appropriate instructions and transmittal materials for use in surrendering Laclede Gas stock certificates to the transfer agent, so the shares held by these record holders on behalf of beneficial owners of Laclede Gas common stock can be exchanged for shares of The Laclede Group common stock.

         After a former common shareholder of Laclede Gas properly surrenders the shareholder's stock certificate along with a completed transmittal letter to the transfer agent, the transfer agent will issue, register and deliver to the shareholder a common stock certificate of The Laclede Group. The holder of record of Laclede Gas common stock at the consummation of the merger or someone on the holder's behalf must surrender the Laclede Gas certificate representing the shares. After the consummation of the merger, there will be no further transfer of Laclede Gas common stock on the stock transfer books of Laclede Gas nor the registration of any transfer of any Laclede Gas common stock certificates.

         Except as described with respect to lost or otherwise missing certificates below, the transfer agent will not deliver a common stock certificate of The Laclede Group to any former common shareholder of Laclede Gas until the shareholder properly surrenders the shareholder's Laclede Gas stock certificate(s) along with a completed transmittal letter. But, subject to state abandoned property law, when a shareholder properly surrenders the Laclede Gas common stock certificate(s), the transfer agent will give the shareholder a new certificate for the shares of The Laclede Group common stock represented by the

Laclede Gas certificate(s). Any shareholder of Laclede Gas whose certificate evidencing shares of Laclede Gas common stock has been lost, destroyed, stolen or otherwise is missing will have the right to receive a certificate representing shares of The Laclede Group common stock under any conditions imposed by the transfer agent or The Laclede Group, which may include a requirement that the shareholder provide a lost instrument indemnity or surety bond in form, substance and amount satisfactory to the transfer agent and The Laclede Group.

PREFERRED STOCK OF LACLEDE GAS AFTER THE REORGANIZATION

         Preferred stock of Laclede Gas that is issued and outstanding on the closing date of the merger and reorganization will remain issued and outstanding as shares of Laclede Gas preferred stock. The dividend rate will not be changed and those dividends will continue to be paid by Laclede Gas. Rights and privileges of the preferred stockholders of Laclede Gas will not be changed by this merger and reorganization.

TRANSFER OF LACLEDE GAS SUBSIDIARIES TO THE LACLEDE GROUP

         Laclede Gas will, as part of the reorganization, by noncash dividend, transfer to The Laclede Group all of the outstanding stock of Laclede Development Company, Laclede Investment Corporation, and Laclede Pipeline Company. After the reorganization, The Laclede Group will be the parent holding company of seven direct and indirect wholly owned subsidiaries: Laclede Gas, Laclede Pipeline Company, Laclede Development Company, Laclede Venture Corp., Laclede Investment Corporation, Laclede Energy Resources, Inc., and Laclede Gas Family Services, Inc.


                                                 PRESENT STRUCTURE

                                                    Laclede Gas
Laclede Investment Corporation       Laclede Development Company          Laclede Pipeline Company        The Laclede Group, Inc.

Laclede Energy Resources, Inc.       Laclede Venture Corp.                                                Laclede Acquisition Inc.

Laclede Gas Family Services, Inc.


                                                   PROPOSED STRUCTURE

                                                    The Laclede Group
Laclede Gas Company                  Laclede Investment Corporation       Laclede Development Company     Laclede Pipeline Company

                                     Laclede Energy Resources, Inc.       Laclede Venture Corp.

                                     Laclede Gas Family Services, Inc.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         Under the agreement, shares of Laclede Gas common stock held in the Laclede Gas dividend reinvestment and stock purchase plan at the consummation of the merger, including uncertificated whole and fractional interests, will automatically be converted into an equal number of shares of The Laclede Group common stock. At the consummation of the merger, The Laclede Group will succeed to the dividend reinvestment and stock purchase plan as in effect immediately prior to the consummation of the merger, and shares of The Laclede Group common stock will be issued under the plan and after the effectiveness of the merger. The Laclede Group will file a post-effective amendment to the Laclede Gas registration statement for the plan shortly after the consummation of the merger. This discussion will serve as written notice to participants in the plan of our intent to amend the plan, as described above, upon the consummation of the merger.

LACLEDE GAS EMPLOYEE AND DIRECTOR STOCK PLANS

         The agreement also provides that all employee and director plans that include investments in Laclede Gas common stock will be amended to provide for these plans to use common stock of The Laclede Group instead of Laclede Gas common stock after the merger.

         After the merger, the Laclede Gas incentive compensation plan will use changes in the retained earnings of The Laclede Group, instead of the retained earnings of Laclede Gas, as the basis for deferred compensation amounts under that plan. The terms and conditions of that plan will not otherwise change.

         All shares of Laclede Gas common stock held in the Laclede Gas salary deferral savings plan, the Laclede Gas wage deferral savings plan and the Missouri Natural division of Laclede Gas dual savings plan will be converted into shares of The Laclede Group common stock. Participants in these plans will have the opportunity to direct future investments into shares of The Laclede Group in place of shares of Laclede Gas. The terms and conditions of the plans will not otherwise be changed.

         All shares of Laclede Gas restricted common stock held for the benefit of participants in the Laclede Gas restricted stock plan for non-employee directors will be converted into restricted shares of The Laclede Group common stock. All grants of restricted shares after the merger will be of restricted shares of The Laclede Group. The terms and conditions of that plan will not otherwise be changed.

         All of the Laclede Gas benefit plans and agreements will be reviewed and, if necessary, amended prior to the completion of the merger so as to avoid any inadvertent trigger of benefits thereunder in the process of the holding company reorganization.

         The preceding discussion will serve as written notice to participants in all plans that include investments in Laclede Gas common stock of our intent to amend those plans, as described above, at the consummation of the merger.

AMENDMENT OR TERMINATION OF THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         The boards of directors of Laclede Gas, The Laclede Group, and Laclede Acquisition Inc. may amend any of the terms of the agreement at any time before or after its approval by Laclede Gas shareholders of common stock and prior to the consummation of the merger. After the agreement is approved by the shareholders of Laclede Gas common stock, the parties cannot amend the agreement in a manner that would, in the sole judgment of the board of directors of Laclede Gas, materially and adversely affect the rights of Laclede Gas shareholders. If the agreement is so materially amended, Laclede Gas will recirculate the proxy statement/prospectus. However, notwithstanding the approval of the holders of Laclede Gas common stock, if the board of directors of Laclede Gas determines, in its sole judgment, that consummation of the merger would, for any reason, be inadvisable or not in the best interests of Laclede Gas or its shareholders, the agreement may be terminated and the merger abandoned at any time prior to the effective time.

LISTING OF THE LACLEDE GROUP COMMON STOCK

         The Laclede Group will apply to have its common stock listed on the New York Stock Exchange. It is expected that the listing will be effective upon the consummation of the merger. The ticker symbol of The Laclede Group common stock is expected to be "LG" on the exchange and quotations will be carried in the newspapers as they have been for Laclede Gas common stock.

         Once listed, The Laclede Group's common stock will be registered under, and The Laclede Group will be subject to the continuous reporting requirements of, the Securities Exchange Act of 1934. Following the reorganization, Laclede Gas common stock will no longer be quoted or traded and will be delisted from the New York Stock Exchange and the Chicago Stock Exchange and will no longer be registered under the Securities Exchange Act of 1934.

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

DIVIDEND POLICY

         The Laclede Group does not now, nor will it immediately after the merger and reorganization, conduct directly any revenue generating business operations. Dividends on The Laclede Group common stock will depend primarily upon the earnings, financial condition and capital requirements of Laclede Gas and, to a lesser extent, The Laclede Group's other subsidiaries. In addition, payment of dividends on Laclede Gas common stock will continue to be subject to the rights of owners of any outstanding Laclede Gas preferred stock with respect to dividends and to the common stock dividend restrictions currently contained in Laclede Gas' mortgage and deed of trust.

         The Laclede Group presently expects to declare and pay quarterly dividends on its common stock at least equal to the rate, and on approximately the same schedule, as the dividend most recently declared by Laclede Gas on its common stock. The quarterly dividend most recently declared by Laclede Gas' board of directors on Laclede Gas common stock was $.__ per share, payable January __, 2001, to holders of record on December __, 2000. As currently is the case of Laclede Gas, the payment and amount of future dividends, however, will be at the discretion of The Laclede Group's board of directors based on financial and other factors and cannot be assured. The amount of dividends paid by Laclede Gas to The Laclede Group following the reorganization may be greater than the amount of dividends The Laclede Group may pay on its common stock because The Laclede Group may need to retain funds for its expected holding company activities, which include potential new investments in subsidiaries. Although it has no present intention to do so, The Laclede Group may issue preferred stock in the future to meet its capital requirements. See "Description of The Laclede Group capital stock - Authorized capital - The Laclede Group preferred stock," page 37. The preferred stock could have preferential dividend rights over The Laclede Group's common stock.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion constitutes the opinion of Winthrop, Stimson, Putnam & Roberts as to the material federal income tax consequences of the merger and reorganization to holders of common stock of Laclede Gas. Completion of the merger and reorganization is conditioned upon, among other things, the receipt by Laclede Gas of an acceptable opinion of Winthrop, Stimson, Putnam & Roberts. This opinion is not binding upon the Internal Revenue Service or the courts and there can be no assurance that the Internal Revenue Service will not assert contrary positions. Further this opinion is based upon, among other things, certain factual representations and statements of The Laclede Group and Laclede Gas, and the assumption that those representations and statements will be complete and accurate at the time of the merger. Each holder of Laclede Gas' common stock should consult his or her own tax advisor as to the specific tax consequences to the holder, including the application and effect of state or local income and other tax laws.

         This discussion is based on the Internal Revenue Code of 1986, as amended to date hereof, applicable Treasury regulations promulgated thereunder, administrative pronouncements, and judicial decisions, all of which are subject to change, possibly with retroactive effect, which changes could affect the tax consequences described herein. This discussion applies only to investors that hold Laclede Gas common stock as capital assets and does not purport to address all aspects of federal income taxation that may affect particular holders of Laclede Gas common stock in light of their particular circumstances. In specific, this discussion does not address federal income tax considerations that may affect the treatment of special status taxpayers, including financial institutions, dealers or traders of securities, insurance companies, tax-exempt organizations, investment companies, foreign persons, persons who acquired their shares of Laclede Gas common stock pursuant to employee benefit plans or otherwise as compensation, persons holding shares of Laclede Gas common stock as part of a hedging, "straddle," conversion or other integrated transaction, persons whose functional currency is not the U.S. dollar, holders of Laclede Gas common stock who exercise dissenters' rights and debtors in bankruptcy and similar proceedings. In addition, this discussion does not provide any information regarding the tax consequences of the merger or reorganization under any foreign, state or local tax laws. No ruling will be sought from the Internal Revenue Service with respect to the merger or reorganization.

         Based on and subject to the foregoing:

         1. No income, gain or loss will be recognized by a holder of Laclede Gas common stock upon the exchange of Laclede Gas common stock for The Laclede Group common stock in the merger;

         2. The aggregate tax basis of The Laclede Group common stock received by a holder in the merger will be the same as the tax basis of Laclede Gas common stock surrendered in exchange therefor;

         3. The holding period of The Laclede Group common stock received by a holder in the merger will include the holding period of Laclede Gas common stock exchanged therefor; and

         4. No gain or loss will be recognized by Laclede Gas or The Laclede Group upon the issuance of shares of The Laclede Group common stock in exchange for shares of Laclede Gas common stock in the merger.

The preceding discussion sets forth the material federal income tax consequences
--------------------------------------------------------------------------------
of the merger and reorganization to holders of Laclede gas common stock but does
--------------------------------------------------------------------------------
not purport to be a complete analysis or discussion of all potential relevant
-----------------------------------------------------------------------------
tax effects. Thus, each holder of Laclede Gas common stock should consult his or
--------------------------------------------------------------------------------
her tax advisors to determine the specific tax consequences of the merger and
-----------------------------------------------------------------------------
reorganization to the holder, including tax return reporting requirements, the
------------------------------------------------------------------------------
applicability and effect of federal, state, local or other applicable tax laws
------------------------------------------------------------------------------
and the effect of any proposed changes in tax law.
--------------------------------------------------

DESCRIPTION OF THE LACLEDE GROUP CAPITAL STOCK

         The following statements with respect to The Laclede Group capital stock are based on The Laclede Group's articles of incorporation and bylaws and the laws of the State of Missouri. Copies of The Laclede Group's articles and bylaws are attached as Appendices B and C and are incorporated herein by reference.

AUTHORIZED CAPITAL

         The Laclede Group is authorized to issue up to 75 million shares of capital stock, consisting of 70 million shares of common stock, $1.00 par value per share, and 5 million shares of preferred stock, $25 par value per share. As of December 15, 2000, there were 100 shares of The Laclede Group common stock issued and outstanding, all of which are owned by Laclede Gas. No shares of The Laclede Group preferred stock are currently issued and outstanding. Immediately after giving effect to the merger, The Laclede Group common stock will be outstanding in an amount equal to the Laclede Gas common stock immediately prior to the merger, less any shares owned by dissenting shareholders. No shares of The Laclede Group preferred stock will be issued and outstanding.

THE LACLEDE GROUP COMMON STOCK

         Dividend Rights           Subject to the limitations, if any,
                                   specified with respect to the preferred
                                   stock, or any series thereof, issued by
                                   The Laclede Group from time to time,
                                   dividends may be paid on shares of The
                                   Laclede Group common stock, out of any
                                   funds legally available therefor, when
                                   and as declared by The Laclede Group
                                   board of directors.

         Liquidation Rights        Subject to the limitations, if any,
                                   specified with respect to the preferred
                                   stock, or any series thereof, issued by
                                   The Laclede Group from time to time, in
                                   the event of any dissolution, liquidation or winding up of The Laclede Group, whether voluntary or involuntary, the assets of The
                                   Laclede Group available for payment and
                                   distribution to shareholders will


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

                                   be distributed ratably to the holders of shares of The Laclede Group common stock.

         Voting Rights             Except as otherwise provided in any
                                   statute of the State of Missouri or as
                                   otherwise specified with respect to the
                                   preferred stock or any series thereof of The Laclede Group that may be issued in the future, all voting power rests exclusively in the holders of shares of The Laclede Group common stock and each share will have one vote on all matters presented to the shareholders.

         Miscellaneous             The Laclede Group common stock has no
                                   cumulative voting, preemptive or
                                   conversion rights or redemption or
                                   sinking fund provisions, and the
                                   outstanding shares of The Laclede Group
                                   common stock will be fully paid and
                                   non-assessable.

THE LACLEDE GROUP PREFERRED STOCK

         The Laclede Group's articles of incorporation permit its board of directors to fix the preferences, limitations and relative rights, within the limits provided by applicable law, of The Laclede Group preferred stock before the issuance of any shares of that class or one or more series within the class of preferred stock before the issuance of any shares of that series.

POSSIBLE ANTI-TAKEOVER EFFECT OF PROVISIONS OF THE LACLEDE GROUP'S ARTICLES OF INCORPORATION AND BYLAWS

         It is not the intent of the board of directors of The Laclede Group to discourage legitimate offers to enhance shareholder value. Provisions of The Laclede Group's articles of incorporation or bylaws, however, may have the effect of discouraging unilateral tender offers or other attempts to acquire the business of The Laclede Group. These provisions include the classification of its directors with three-year staggered terms, the requirement that director nominations by shareholders be made not less than 60 nor more than 90 days prior to the date of the shareholder meeting, and the ability of the board, without further action of the holders of common stock, to issue one or more series of preferred stock from time to time, which may have terms more favorable than the common stock, including, among other things, preferential dividend, liquidation and redemption rights. Similar provisions also currently apply to Laclede Gas shareholders.

         These provisions might discourage a potentially interested purchaser from attempting a unilateral takeover bid for The Laclede Group on terms that some shareholders might favor. If these provisions discourage potential takeover bids, they might limit the opportunity for shareholders of The Laclede Group to sell their shares at a premium.

         In addition, the articles of incorporation of The Laclede Group do not provide for cumulative voting in the election of directors. Cumulative voting permits shareholders to multiply their number of votes by the total number of directors being elected and to cast their total number of votes for one or more candidates in each shareholder's discretion.

         The bylaws of The Laclede Group, like those of Laclede Gas, also include provisions setting forth specific conditions and restrictions under which business may be transacted at meetings of shareholders. For example, no business may be transacted at a meeting unless it is:

         *     Specified in the notice of meeting
         * Otherwise brought before the meeting by or at the direction of the board of directors, a committee thereof, or
         * Brought before the meeting by a shareholder of record who provided notice and other specified information in writing to the corporate secretary not less than 60 nor more than 90 days prior to the meeting.


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

These provisions may create an anti-takeover effect by placing restrictions on the content of the issues to be discussed at a shareholder meeting.

         In addition, the issuance of authorized but unissued shares of common or preferred stock of The Laclede Group may have an anti-takeover effect. These shares might be issued by the board of directors without shareholder approval in transactions that might prevent or render more difficult or costly the completion of a takeover transaction, for example, by diluting voting or other rights of the proposed acquiror. In this regard, the articles of incorporation of The Laclede Group grant the board of directors broad powers to establish the rights and preferences of the authorized but unissued preferred stock, one or more series of which could be issued entitling holders to vote separately as a class on any proposed merger or consolidation, to convert the stock into shares of The Laclede Group common stock or possibly other securities, to demand redemption at a specified price under prescribed circumstances related to a change in control or to exercise other rights designed to impede a takeover.

         See "Differences in rights of The Laclede Group and Laclede Gas shareholders," page 39.

SHAREHOLDER PROTECTION STATUTES

         The Laclede Group, as a Missouri corporation like Laclede Gas, is subject to Missouri corporate statutes that restrict the voting rights of a person who acquires 20% or more of its outstanding common stock as well as that person's ability to enter into a business combination with us.

         The business combination statute restricts transactions between The Laclede Group and a beneficial owner of 20% or more of The Laclede Group's voting stock. A business combination is defined in the statute as any of the following transactions with or proposed by an interested shareholder: merger, consolidation, disposition of assets, significant securities issuance, liquidation, dissolution, reclassification of securities, loan, advance, guarantee, pledge, or tax credit. Generally the statute prohibits a business combination between The Laclede Group and an interested shareholder for five years following the date the interested shareholder acquired 20% or more of the voting stock, unless the business combination or the interested shareholder's stock acquisition was approved by The Laclede Group's board of directors on or prior to that date. An interested shareholder may enter into a business combination with The Laclede Group if it is approved by a majority of the outstanding shares not owned by the interested shareholder or if it meets certain consideration requirements.

         The control share acquisition statute provides that shares acquired that would cause the acquiring person's aggregate voting power to meet or exceed any of three thresholds (20%, 33-1/3% or a majority) have no voting rights unless such voting rights are granted by a majority vote of the shares not owned by the acquiring person or any officer or director or employee-director of The Laclede Group. The statute sets out a procedure whereby the acquiring person may call a special shareholders meeting for the purpose of considering whether voting rights should be conferred. Acquisitions as part of a merger or exchange offer arising out of an agreement to which The Laclede Group is a party are exempt from the statute.

         Application of the business combinations and control share acquisitions statutes are automatic unless The Laclede Group takes steps to "opt out" of their application. The Laclede Group will not "opt out" of the statutes.

DIFFERENCES IN RIGHTS OF THE LACLEDE GROUP AND LACLEDE GAS SHAREHOLDERS

         Laclede Gas and The Laclede Group are both incorporated under the laws of the State of Missouri. When the reorganization becomes effective, holders of Laclede Gas common stock will become holders of The Laclede Group common stock, and their rights will be governed by The Laclede Group's articles of incorporation and bylaws instead of those of Laclede Gas.

         Material differences between the rights of holders of The Laclede Group common stock and rights of holders of Laclede Gas common stock are summarized below. This summary is not intended to be


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

complete and is qualified in its entirety by reference to the General and Business Corporation Law of Missouri, the information included in the exhibits to the registration statement of which this proxy statement/prospectus is a part, and in materials incorporated herein by reference.

AUTHORIZED COMMON STOCK

         The number of authorized shares of Laclede Gas common stock and The Laclede Group. common stock is 50,000,000 shares and 70,000,000 shares, respectively. As of December 1, 2000 there were 18,877,987 shares of Laclede Gas common stock issued and outstanding. At the time of the reorganization, The Laclede Group will issue the same number of shares of common stock as there are shares of Laclede Gas common stock outstanding at that time less any shares of Laclede Gas common stock owned by dissenting shareholders. The additional authorized but unissued shares of The Laclede Group common stock will be available for issuance under existing dividend reinvestment, savings, and incentive plans, as well as for future stock splits, stock dividends, equity financings, and for other general corporate purposes, including acquisitions. See "Description of The Laclede Group - capital stock," page 36.

AUTHORIZED PREFERRED STOCK

         Laclede Gas presently has 1,480,000 authorized shares of preferred stock. As of December 1, 2000, an aggregate of 72,519 shares of preferred stock were issued and outstanding. There are 5,000,000 authorized shares of The Laclede Group preferred stock, all of which are unissued.

         Management believes that the ability to issue The Laclede Group preferred stock will provide important flexibility, although it has no present plans to issue preferred stock.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for Laclede Gas and for The Laclede Group is UMB National Association, 928 Grand Blvd. Kansas City, Missouri 63106.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Laclede Group's articles of incorporation, like those of Laclede Gas, require The Laclede Group to indemnify any director or officer who is or was a party to a proceeding by or in the right of The Laclede Group by reason of the fact that he or she is or was a director or officer or is or was serving at the request of The Laclede Group as a director, officer, employee or agent of another entity. Under The Laclede Group's articles of incorporation it may supplement or give indemnification rights by bylaw, agreement or otherwise and fund these indemnification rights by insurance to the extent it deems appropriate. Laclede Gas currently has such insurance coverage and enters into indemnification agreements with its officers and directors. The Laclede Group will similarly obtain insurance and enter into agreements with its officers and directors. The agreements provide that the indemnification provided under the articles of incorporation shall survive any elimination or modification of that provision with respect to any and all expenses incurred for any claims that may arise out of acts or omissions occurring prior to such elimination or modification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling The Laclede Group under the foregoing provisions, The Laclede Group has been informed that in the opinion of the SEC indemnification for the liabilities is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

DIRECTOR NOMINATIONS AND SHAREHOLDER PROPOSALS

         The bylaws of The Laclede Group provide procedures that must be followed for a shareholder to nominate directors or submit a proposal to a vote of the shareholders of The Laclede Group that are substantially similar to those procedures established in Laclede Gas' bylaws.

DIRECTOR EXCULPATION

         The Laclede Group's articles of incorporation provide for the elimination of personal liability for monetary damages of directors of The Laclede Group in connection with any legal proceedings brought by The Laclede Group or any of its shareholders. This elimination will not apply if the director (a) breaches any duty of loyalty to The Laclede Group or its shareholders, (b) engages in willful misconduct or a knowing violation of law,
(c) breaches the General and Business Corporation Law of Missouri governing the payment of dividends, or (d) engages in a transaction from which the director derived an improper personal benefit. Laclede Gas' articles of incorporation and bylaws do not contain a similar provision. The statutory authorization for such provision recently became effective.

CUMULATIVE VOTING

         The articles of incorporation of The Laclede Group do not provide for cumulative voting in the election of directors. Cumulative voting permits shareholders to multiply their number of votes by the total number of directors being elected and to cast their total number of votes for one or more candidates. Laclede Gas' articles of incorporation allowed cumulative voting in the election of directors.

BUSINESS OF THE LACLEDE GROUP

         The Laclede Group is currently a wholly owned subsidiary of Laclede Gas and was incorporated for the purpose of accomplishing the proposed merger and reorganization. The Laclede Group owns all of the outstanding common stock of Laclede Acquisition Inc., a Missouri corporation that was formed also for the purpose of accomplishing the merger and reorganization. Neither The Laclede Group nor Laclede Acquisition Inc. owns any utility assets or engages in any business.

         Once the merger is completed, The Laclede Group will be a holding company that owns all of the common stock of Laclede Gas. The Laclede Group will be able to engage, directly or through subsidiaries, in other businesses that are unrelated to the principal regulated utility business of Laclede Gas. The Laclede Group will obtain financing for its operation from dividend and other distributions it receives from Laclede Gas and its other subsidiaries, borrowings and the sale of its own equity and debt securities.

         Laclede Gas has six wholly owned subsidiaries and investments, each of which is incorporated separately in the State of Missouri. It is currently anticipated Laclede Gas will transfer its stock of all of its direct subsidiaries to The Laclede Group, immediately after the consummation of the merger. This transfer will complete the corporate restructuring by separating The Laclede Group regulated and unregulated business segments.

REGULATION OF THE LACLEDE GROUP, LACLEDE GAS AND SUBSIDIARIES AFTER THE REORGANIZATION

REGULATION OF THE LACLEDE GROUP

         As a result of the reorganization, The Laclede Group will become a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, because it will own all of the common stock of Laclede Gas, which is a "gas utility company" as defined under the Public Utility Holding Company Act of 1935. The Laclede Group will be entitled to file an annual exemption statement prior to March 1 with SEC claiming an exemption under section 3(a)(1) of the Public Utility Holding Company Act of 1935. As an exempt holding company, it will be exempt from all of the Public Utility Holding Company Act of 1935 except section 9(a)(2), which requires prior SEC approval for the holding company to acquire 5% or more of the securities of one or more additional public utility companies.

         The basis of this exemption will be that both The Laclede Group and Laclede Gas, as The Laclede Group's only public utility subsidiary, will be incorporated in Missouri, will be predominantly intrastate in character and will carry on their businesses substantially in their state of incorporation - Missouri. The exemption will be available only so long as the utility business of Laclede Gas, and of any other utility company subsidiary that The Laclede Group may create or acquire and from which The Laclede Group

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
derives a material part of its income, is incorporated in and carrying on its business substantially in Missouri. The exemption may also be revoked by the SEC if a substantial question of law or fact exists as to whether The Laclede Group is within the parameters of the exemption or if it appears that the exemption may be detrimental to the public interest or the interests of investor or consumers. The Laclede Group has no immediate plan to engage in any activity that would require it to register as a public utility holding company subject to regulation under the Public Utility Holding Company Act of 1935.

         The Laclede Group will not be subject to regulation by The Missouri Public Service Commission, except to the extent that the statutes and rules and orders of the Missouri Public Service Commission impose restrictions on The Laclede Group's relationship with Laclede Gas or on Laclede Gas' relationships with any future subsidiaries of The Laclede Group.

REGULATION OF LACLEDE GAS

         Following completion of the reorganization, the activities of Laclede Gas will continue to be subject to regulation by the Missouri Public Service Commission.

         The Missouri Public Service Commission has full authority to investigate public utilities for purposes of determining efficiency and economy of operation, to conduct continuing reviews and audits and to issue appropriate directives. The Missouri Public Service Commission reviews cost allocations by Laclede Gas and, in every rate case, requires it to submit substantial data to support allocation of rate-base and costs between or among utility or non-utility divisions and operations.

RIGHT OF DISSENTING SHAREHOLDERS TO RECEIVE PAYMENT FOR SHARES

         Holders of Laclede Gas common stock entitled to vote on the approval of the holding company proposal will be entitled to have the fair value of their shares of common stock immediately prior to the date of the vote paid in cash, by complying with the provisions of Section 351.455 of the General and Business Corporation Law of Missouri.

         Under the General and Business Corporation Law of Missouri, a dissenting common shareholder must file a written objection to the holding company proposal before or at the annual meeting of shareholders, and the holder cannot vote for the proposal. Within 20 days after the consummation of the merger, the shareholder also must make a written demand for payment of the fair value of the shareholder's common shares as of the day prior to the date on which the vote was taken.

         If Laclede Gas and the dissenting shareholder agree upon the value of the shares within 30 days after the consummation of the merger, payment must be made within 90 days after the date of the merger was but only upon surrender by the shareholder of the certificate or certificates representing the shares of Laclede Gas common stock. Upon payment of the agreed value of the shares, the dissenting shareholder will cease to have any interest in Laclede Gas or the shares of Laclede Gas.

         If the dissenting shareholder and Laclede Gas do not agree upon the value of the shares within 30 days after the consummation of the merger, the dissenting shareholder may file a petition within the next 60 days in any court having jurisdiction in the City of St. Louis. The dissenting shareholder may ask the court to determine the fair value of the shares. The dissenting shareholder will be entitled to a judgment for the amount of the fair value of the shares as of the day prior to the date of the vote approving the merger, plus interest to the date of the judgment. This judgment will be payable only upon and simultaneously with the surrender of the certificate or certificates representing the shares. Upon payment of the judgment, the dissenting shareholder will cease to have any interest in the shares or in Laclede Gas. Unless the dissenting shareholder files the petition within the timeframes set forth above, the shareholder and all persons claiming under him or her will be conclusively presumed to have approved and ratified the merger and shall be bound by the terms of the merger. If the merger is abandoned, all rights of a dissenting shareholder to be paid the fair value of his, her or its shares will cease. The statute does not provide criteria for determining "fair value". Therefore, a determination of fair value appears to be a matter of common law in


                                     41

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

the State of Missouri, and it is not possible to predict with reasonable certainty how a court might make that determination.

         The above is a summary of the rights of dissenting Laclede Gas common shareholders. However, all material terms of the articles of incorporation, bylaws, and General and Business Corporation Law of Missouri relating to dissenting shareholders' rights have been disclosed. Any holder of Laclede Gas common stock who intends to dissent from the merger and reorganization should carefully review the text of Section 351.455 of the General and Business Corporation Law of Missouri set forth in Appendix D to this proxy statement/ prospectus and should also consult with his or her attorney. The failure of a holder of Laclede Gas common stock to follow precisely those procedures summarized above, and set forth in Appendix D, may result in loss of dissenters' rights. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to holders of Laclede Gas common stock, except as indicated above or otherwise required by law. See "Information About the Annual Shareholders Meeting."

MANAGEMENT OF THE LACLEDE GROUP

         The directors of Laclede Gas are also the directors of The Laclede Group, and they will serve in the same manner as members of the board of directors of Laclede Gas, with directors being elected for three-year terms.

         The following persons, each of whom is currently an executive officer of Laclede Gas hold, in addition to any office held with Laclede Gas, the following offices of The Laclede Group:

         NAME                           TITLE
         ----                           -----
         Douglas H. Yaeger              Chairman of the Board, President and
                                        Chief Executive Officer
         Gerald T. McNeive, Jr.         Senior Vice President
         Ronald L. Krutzman             Treasurer and Assistant Secretary
         Mary C. Kullman                Secretary

         In the future, the boards and executive officers of The Laclede Group and Laclede Gas may not always necessarily be the same in membership or composition.

         For further information concerning the directors and principal executive officers of Laclede Gas, see "Proposal 1: Election of Directors" and "Beneficial ownership of Laclede Gas common stock" in this proxy statement/ prospectus and "Executive Officers of the Registrant" following Part I of Laclede Gas Annual Report on Form 10-K for the year ended September 30, 1999, which is incorporated by reference herein.

FINANCIAL STATEMENTS

         Laclede Gas' Annual Report on Form 10-K for the fiscal year ended September 30, 1999 contains Laclede Gas' consolidated financial statements and other financial information, which is incorporated by reference.

         Financial statements of The Laclede Group, Inc. are not presented in this proxy statement/prospectus because The Laclede Group, Inc. is an inactive company without material assets or liabilities or operating history. Pro forma financial effects of the merger are not set forth herein since, on a consolidated basis, no change in the historical financial statements of Laclede Gas will result from the merger and reorganization.

LEGAL OPINIONS

         The validity of the shares of The Laclede Group common stock to be issued in the merger will be passed upon by Gerald T. McNeive, Jr., Senior Vice President-Finance and General Counsel of Laclede Gas and by Winthrop, Stimson, Putnam & Roberts, counsel to Laclede

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

Gas. Mr. McNeive is regularly employed by Laclede Gas and owns 4,015 shares of the company's common stock as of September 30, 2000.

         Statements of legal conclusion contained herein regarding federal income tax treatment are based on the legal opinion of Winthrop, Stimson, Putnam & Roberts.

EXPERTS

         The 1999 consolidated financial statements and related financial statement schedule incorporated in this proxy statement/prospectus by reference from Laclede Gas' Annual Report on Form 10-K for the fiscal year ended September 30, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         THE BOARD OF DIRECTORS OF LACLEDE GAS HAS UNANIMOUSLY APPROVED THE HOLDING COMPANY REORGANIZATION AND ADOPTED THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, AND IT BELIEVES THE REORGANIZATION TO BE IN THE BEST INTERESTS OF LACLEDE GAS AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE HOLDERS OF LACLEDE GAS COMMON STOCK VOTE "FOR" PROPOSAL 3 AT THE ANNUAL MEETING.

                                OTHER MATTERS

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

         Under our bylaws, certain procedures are provided which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the corporate secretary of The Laclede Group (or Laclede Gas in the event the merger is not then consummated), 720 Olive Street, St. Louis, Missouri 63101. For the annual meeting of the shareholders of The Laclede Group (or Laclede Gas, as applicable) to be held on January 24, 2002, the nomination or proposed item of business must be received by The Laclede Group (or Laclede Gas, as applicable) no earlier than October 26, 2001 and no later than November 25, 2001 (not more than 90 days prior to and not less than 60 days prior to January 24, 2002). The written notice must satisfy certain requirements specified in the bylaws of The Laclede Group (or Laclede Gas, as applicable), a copy of which will be sent to any shareholder upon written request to the corporate secretary.

         The board is not aware of any matters that are expected to come before the annual meeting other than those referred to in this prospectus/proxy statement. If any other matter comes before the meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

         The chairman of the board may refuse to allow the transaction of any business or to acknowledge the nomination of any person, not made in compliance with the procedures set forth in the bylaws of The Laclede Group (or Laclede Gas, as applicable).

         Under the rules of the SEC, shareholder proposals intended to be presented at annual meeting of shareholders in January 2002 must be received by the corporate secretary of The Laclede Group (or Laclede Gas, as applicable) at its principal office at 720 Olive Street, St. Louis, Missouri 63101 by August 17, 2001.


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COST OF PROXY SOLICITATION

         We will pay the expense of soliciting proxies. Proxies may be solicited on our behalf by officers or employees in person or by telephone, electronic transmission or facsimile transmission. We have hired Morrow & Co. to assist us in the distribution and solicitation of proxies for a fee of $7,500, plus expenses for those services.




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                                                                      Appendix A


                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of October 26, 2000 (the "Agreement"), by and among LACLEDE GAS COMPANY, a corporation incorporated under the laws of the State of Missouri ("Laclede"), THE LACLEDE GROUP, INC., a Missouri corporation and a wholly-owned subsidiary of Laclede Gas Company ("Holdings"), and LACLEDE ACQUISITION INC., a Missouri corporation and a wholly-owned subsidiary of Holdings ("Acquisition"),

                               W I T N E S S E T H

         WHEREAS, the Board of Directors of each of Laclede, Holdings and Acquisition deems it advisable to merge Acquisition with and into Laclede in accordance with the laws of the State of Missouri and this Agreement for the purpose of establishing Holdings as the parent corporation of Laclede as a result of which the holders of common stock, $1.00 par value per share, of Laclede (the "Laclede Common Stock") would hold, in lieu thereof, common stock of Holdings, $1.00 par value per share (the "Holdings Common Stock"); and

         WHEREAS, the Board of Directors of Laclede, Holdings and Acquisition have determined to recommend that their respective shareholders approve this Agreement, the merger of Acquisition with and into Laclede (the "Merger") and the other matters set forth herein;

         NOW, THEREFORE, in consideration of the premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         1.1 MERGER. Acquisition shall be merged with and into Laclede, with Laclede being the corporation surviving the Merger.

         1.2 ARTICLES OF MERGER. Subject to and in accordance with the provisions of this Agreement, Articles of Merger of Laclede shall be filed with the Missouri Secretary of State's Office, all as provided by applicable law.

         1.3 EFFECTIVE TIME. The Merger shall become effective at the time and date of the issuance of a Certificate of Merger by the Missouri Secretary of State's Office unless otherwise specified in the Articles of Merger (the "Effective Time"). At the Effective Time, the separate existence of Acquisition shall cease, and Acquisition shall be merged with and into Laclede, which shall continue its corporate existence as the surviving corporation. Laclede shall succeed, without other transfer, to all of the rights and property of Acquisition and shall be subject to all of the debts and liabilities of Acquisition in the same manner as if Laclede had itself incurred them. All rights of creditors and all liens upon the property of each of Laclede and Acquisition shall be preserved unimpaired.

                                    ARTICLE 2

                   TERMS OF CONVERSION AND EXCHANGE OF SHARES

         2.1 LACLEDE COMMON STOCK. At the Effective Time, all shares of Laclede Common Stock issued and outstanding immediately prior to the Merger shall be automatically changed and converted into shares of Holdings Common Stock, in the ratio of one share of Holdings Common Stock for each share of Laclede Common Stock, and the Holdings Common Stock shall thereupon be issued and outstanding and shall be fully-paid and non-assessable; provided, however, that this conversion shall not affect shares of holders, if any, who perfect their rights as dissenting shareholders under the laws of the State of Missouri with respect to these shares. No fractional shares of Holdings Common Stock shall be issued as part of the conversion described above, but the fractional interests of participants in Laclede Common Stock held by Laclede's Dividend Reinvestment and Stock Purchase Plan, Salary Deferral Savings Plan, Wage Deferral Savings Plan and Missouri Natural Division of Laclede Dual Savings Plan shall represent like fractional interests of such participants in Holdings Common Stock.

         2.2 ACQUISITION COMMON STOCK. The shares of Acquisition Common Stock issued and outstanding immediately prior to the Merger shall be automatically changed and converted into all of the issued and outstanding shares of Laclede Common Stock, which shall thereupon be issued and fully-paid and non-assessable, with the effect that the number of issued and outstanding shares of Laclede Common Stock shall be the same as the number of issued and outstanding shares of Acquisition Common Stock immediately prior to the Effective Time.

         2.3 HOLDINGS COMMON STOCK. Immediately prior to the Effective Time, each share of Holdings Common Stock issued and outstanding immediately prior to the Merger shall be canceled.

         2.4 LACLEDE PREFERRED STOCK. The shares of Laclede preferred stock series B and series C issued and outstanding at the Effective Time of the Merger shall continue to be issued and outstanding shares of Laclede preferred stock series B and series C entitled to the same respective dividend and other relative rights, preferences, limitations and restrictions as are presently provided.

                                    ARTICLE 3

                      ARTICLES OF INCORPORATION AND BYLAWS

         3.1. LACLEDE ARTICLES AND BYLAWS. From and after the Effective Time, and until thereafter amended in accordance with applicable law, the Articles of Incorporation and Bylaws of Laclede as in effect immediately prior to the Merger shall be and continue to be the Articles of Incorporation and Bylaws of Laclede.

         3.2 HOLDINGS ARTICLES AND BYLAWS. From and after the Effective Time, and until thereafter amended in accordance with applicable law, the Articles of Incorporation and Bylaws of Holdings, as in effect immediately prior to the Merger, shall be and continue unchanged to be the Articles of Incorporation and Bylaws of Holdings.

                                    ARTICLE 4

                             DIRECTORS AND OFFICERS

         4.1 LACLEDE DIRECTORS AND OFFICERS. The persons who are directors and officers of Laclede immediately prior to the Merger shall continue as directors and officers, respectively, of Laclede and shall, until further action of Holdings and/or Laclede, continue to hold office as provided in the Articles of Incorporation and Bylaws of Laclede.

         4.2 HOLDINGS DIRECTORS AND OFFICERS. The persons who are directors and officers of Holdings immediately prior to the Merger shall continue as directors and officers, respectively, of Holdings and shall continue to hold office, subject to change pursuant to action taken as provided in the Articles of Incorporation and Bylaws of Holdings.

                                    ARTICLE 5

                               STOCK CERTIFICATES

         5.1 RIGHTS OF HOLDERS OF CERTIFICATES. Following the Effective Time, certificates representing shares of Laclede Common Stock outstanding at the Effective Time (herein sometimes referred to as "Laclede Certificates") shall represent the same number of shares of Holdings Common Stock and shall evidence the right of the registered holder thereof to receive, and may be exchanged for, certificates for the shares of Holdings Common Stock into which shares of Laclede Common Stock were converted in accordance with Section 2.1. At the Effective Time, Holdings shall issue and deliver, or cause to be issued and delivered, to the transfer agent for Holdings (the "Transfer Agent") certificates representing whole shares of Holdings Common Stock into which outstanding shares of Laclede Common Stock have been converted as provided above. As promptly as practicable following the Effective Time, Holdings shall send or cause to be sent to each former shareholder of record of Laclede immediately prior to the Effective Time written instructions and transmittal materials (a "Transmittal Letter") for use in surrendering Laclede Certificates to the Transfer Agent. Upon the proper surrender and delivery to the Transfer Agent (in accordance with Holdings' instructions, and accompanied by a properly completed Transmittal Letter) by a former shareholder of Laclede of the shareholder's Laclede Certificate(s), and in exchange therefor, the Transfer Agent shall, as soon as practicable, issue, register and deliver to the stockholder a certificate evidencing the shares of Holdings Common Stock as contemplated in Section 2.1 above.

         5.2 OUTSTANDING CERTIFICATES. Each outstanding certificate that, prior to the Effective Time, represented Laclede Common Stock shall be deemed for all corporate purposes at and after the Effective Time to represent the same number of shares of Holdings Common Stock and the right to receive certificates therefor.

         5.3 STOCK TRANSFER BOOKS. The stock transfer books for Laclede Common Stock shall be deemed to be closed at the Effective Time, and no transfer of shares of Laclede Common Stock outstanding prior to the Effective Time shall thereafter be made on such books. As of the Effective Time, Holdings shall establish a stock register reflecting ownership of Holdings Common Stock by former holders of record of Laclede Common Stock and a stock transfer book to record transfers of Holdings Common Stock.

         5.4 POST-MERGER RIGHTS OF HOLDERS. Following the Effective Time, the holders of certificates for Laclede Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to stock of Laclede and their sole rights shall be with respect to the Holdings Common Stock into which their shares of Laclede Common Stock shall have been converted by the Merger, subject to the rights of any dissenting shareholders who perfect dissenters' rights under Section 351.455 of the General and Business Corporation Law of Missouri.

         5.5 UNSURRENDERED CERTIFICATES. Subject to Section 5.6 below, no Holdings Common Stock certificate shall be delivered to any former shareholder of Laclede unless and until the shareholder shall have properly surrendered to the Transfer Agent the Laclede Certificate(s) formerly representing his or her shares of Laclede Common Stock, together with a properly completed Transmittal Letter in the form as shall be provided to the shareholder by Holdings for that purpose. However, subject to prior escheatment under applicable law, upon the proper surrender of the Laclede Certificate(s), the Transfer Agent shall issue, register and deliver a certificate evidencing the shares of Holdings Common Stock, as described in Sections 2.1 and 5.1, above.

         5.6. LOST, ETC., CERTIFICATES. Any shareholder of Laclede whose certificate for shares of Laclede Common Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of Holdings Common Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Transfer Agent or Holdings (including, without limitation, a requirement that the shareholder provide a lost instruments indemnity or surety bond in form, in substance and amount satisfactory to the Transfer Agent and Holdings).

                                    ARTICLE 6

                               LACLEDE STOCK PLANS

         Laclede and Holdings shall take all actions required to provide that, from and after the Effective Time, all director, officer, employee, customer, shareholder and other plans of Laclede or its affiliates, to the extent they directly or indirectly utilize Laclede Common Stock, shall utilize Holdings Common Stock instead of Laclede Common Stock.

                                    ARTICLE 7

                            CONDITIONS OF THE MERGER

         Completion of the Merger is subject to the satisfaction of the following conditions:

         7.1 SHAREHOLDER APPROVAL. The principal terms of this Agreement shall have been approved by the holders of common stock of the parties hereto as is required by the General and Business Corporation Law of Missouri.

         7.2 HOLDINGS COMMON STOCK LISTED. All conditions for the listing on the New York Stock Exchange as of the Effective Time of the Holdings Common Stock to be issued and to be reserved for issuance pursuant to the Merger shall have been satisfied.

         7.3 REGULATORY APPROVALS. All necessary orders, consents, authorization, approvals or waivers from the Missouri Public Service Commission, the Missouri Secretary of State and all other regulatory bodies, boards or agencies, or from other third parties, shall have been received, remain in full force and effect, and shall not include, in the sole judgment of the Board of Directors of Laclede, unacceptable conditions.

         7.4 FILINGS. All documents that are required to be filed pursuant to the General and Business Corporation Law of Missouri shall have been duly executed and filed with the appropriate agency.

         7.5 TAX OPINION. Laclede shall have received an acceptable opinion of Winthrop, Stimson, Putnam & Roberts confirming the federal income tax status of the Merger and reorganization contemplated by this Agreement.

                                    ARTICLE 8

                            AMENDMENT AND TERMINATION

         8.1 AMENDMENT. The parties to this Agreement, by consent of their respective boards of directors, may amend, modify or supplement this Agreement in such manner as they may agree in writing at any time before or after approval of this Agreement by the pre-Merger shareholders of Laclede (as provided in Section 7.1 above); provided, however, that no such amendment, modification or supplement shall, if agreed to after such approval by the pre-Merger shareholders of Laclede, change any of the principal terms of this Agreement in a manner that would, in the sole judgment of the board of directors of Laclede, materially and adversely affect the rights of the shareholders of Laclede.

         8.2 TERMINATION. This Agreement may be terminated and the transactions provided for by this Agreement may be abandoned at any time, whether before or after approval of this Agreement by the pre-Merger shareholders of Laclede, by action of the board of directors of Laclede if such board of directors determines, in its sole judgment, for any reason that the completion of the transactions provided for herein would for any reason be inadvisable or not in the best interests of Laclede or its shareholders.

                                    ARTICLE 9

                                  MISCELLANEOUS

         9.1 APPROPRIATE ACTIONS. Prior to and after the Effective Time, Holdings, Laclede and Acquisition, respectively, shall take all actions as may be necessary or appropriate to effectuate the Merger. In this connection, Holdings shall issue and deliver the shares of Holdings Common Stock into which outstanding shares of Laclede Common Stock will be converted on the basis and to the extent provided in Article 2 of this Agreement, and shall take such other actions as are necessary to fulfill Holdings' obligations hereunder, including, without limitation, those specified in Article 6 of this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Laclede with full title to all properties, assets, privileges, rights, immunities and franchises of either of Laclede and Acquisition, Laclede and its officers and directors and the individuals who were the officers and directors of Acquisition as of the Effective Time shall take all such further action.

         9.2 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original hereof.

         9.3 MISSOURI LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Missouri.

         IN WITNESS WHEREOF, Laclede, Holdings and Acquisition have each caused this Agreement to be executed by an authorized officer.

                                            LACLEDE GAS COMPANY

                                            By: /s/ Douglas H. Yaeger
                                               --------------------------------
                                               Chairman of the Board, President
                                               and Chief Executive Officer


                                            THE LACLEDE GROUP, INC.

                                            By: /s/ Douglas H. Yaeger
                                               --------------------------------
                                               President

                                            LACLEDE ACQUISITION INC.

                                            By: /s/ Douglas H. Yaeger
                                               --------------------------------
                                               President

                                                                     Appendix B


                            ARTICLES OF INCORPORATION

                                       OF

                             THE LACLEDE GROUP, INC.

                                    ARTICLE I

         The name of the corporation is The Laclede Group, Inc.

                                   ARTICLE II

         The address, including street and number, if any, of this corporation's initial registered office in this state is 720 Olive Street, Room 1527, St. Louis, Missouri 63101, and the name of its initial agent at such address is Mary
C. Kullman.

                                   ARTICLE III

         The aggregate number, class and par value, if any, of shares which the corporation shall have authority to issue shall be: 75,000,000 shares, divided into two (2) classes, a class of common stock and a class of preferred stock, and the number of shares in each class is:

                  (1) 70,000,000 shares of common stock of the par value of $1.00 per share; and

                  (2) 5,000,000 shares of preferred stock of the par value of $25.00 per share.

         1. The board of directors, by adoption of an authorizing resolution, may cause preferred stock to be issued from time to time in one or more series.

         2. The board of directors, by adoption of an authorizing resolution, may with regard to the shares of a series of preferred stock:

                  (a)      Fix the distinctive serial designation of the shares;

                  (b) Fix the dividend rate or rates, if any, which may be subject to adjustment in accordance with a method set forth in the authorizing resolution adopted by the board of directors, and the date or dates upon which such dividends shall be payable;

                  (c) Fix the date or dates from which the dividends shall be cumulative, if any;

                  (d) Fix the redemption price and terms of redemption, if any;

                  (e) Fix the amount payable per share in the event of dissolution or liquidation of the corporation, if any;

                  (f) Fix the terms and amount of any sinking fund to be used for the purchase or redemption of shares, if any;

                  (g) Fix the terms and conditions under which shares may be converted into the securities of this corporation or another corporation, if any;

                  (h) Fix the voting rights of such shares, if any, that are not required by law;

                  (i) Fix such other preferences, qualifications, limitations, restrictions and special or relative rights not required by law.

                                   ARTICLE IV

         Upon the issuance for money or other consideration of any shares of capital stock of this corporation or of any securities convertible into shares of capital stock of this corporation, of any class whatsoever that may be authorized from time to time, no holder of shares of capital stock of this corporation shall be entitled as such as a matter of right to subscribe for, purchase or receive any proportionate or other share of the capital stock or securities so issued, but all or any portion of such capital stock may be disposed of by the corporation, as and when determined by the board of directors, free of any such rights, whether by offering the same to shareholders or by sale or other disposition as the board of directors may deem advisable.

                                    ARTICLE V

         The name and place of residence of each incorporator is as follows:

              Name                       Street                    City
         Mary C. Kullman         10325 Topaz Spring Drive      St. Louis, MO

                                   ARTICLE VI

         A. The number of directors to constitute the first board of directors is ten (10). Thereafter the number of directors shall be fixed (or changed) from time to time by, or in the manner provided by, the bylaws; provided that the total number of directors (as thus fixed or changed) constituting the board of directors shall in no event be less than nine (9) nor more than twelve (12). This corporation shall give written notice to the Secretary of State of the number of directors thus fixed (or changed) by any method, such notice to be given no later than thirty (30) calendar days after the effective date as of which the number of directors is thus fixed (or changed). There shall be no cumulative voting in the election of directors. The directors shall, without limiting their other powers, have the power to make, alter, amend or repeal the bylaws of this corporation.

         B. The time of service and mode of classification of the board of directors shall be set in the bylaws of this corporation; provided, however, that the board of directors shall be classified into three (3) classes, each class to be elected for a three (3) year term, and to be of a size as nearly equal to the other classes as possible, and with successive annual elections of the respective classes (so that one separate class will be elected each year).

         C. At a meeting called expressly for such purpose, directors may be removed in the manner provided in this section C of Article VI. The entire board of directors may be removed, with or without cause, only by a vote of not less than two-thirds (2/3) of all the outstanding shares of capital stock of this corporation entitled to vote at such meeting. Subject to the provisions of the final sentence of this section C, less than the entire board of directors may be removed, with or without cause, only by a vote of not less than two-thirds (2/3) of all the outstanding shares entitled to vote at such meeting. Whenever the holders of the outstanding shares of any class of capital stock of this corporation are then entitled to elect one or more directors, the provisions of this section C of Article VI shall apply (with respect to the removal of any such director or directors so elected) to the vote of the holders of the outstanding shares of that class, and not to the vote of all outstanding shares as a whole. Notwithstanding any of the foregoing, any director of this corporation may, pursuant to Missouri law, be removed for cause, by action of a majority of the entire board of directors, if the director to be removed shall, at the time of removal, fail to meet the qualifications stated in the Articles of Incorporation or bylaws of this corporation for election as a director, or shall be in breach of any agreement between such director and this corporation relating to such director's services as a director or employee of this corporation.

         D. This Article VI may be amended, repealed, deleted or otherwise changed, only upon the affirmative vote of not less than two-thirds (2/3) of all of the outstanding shares of capital stock of this corporation entitled to vote at a meeting called for such purpose; provided, however, that whenever the
                                      ------------------
holders of the outstanding shares of any class of capital stock of this corporation are then entitled to elect one or more directors, any amendment amending, repealing, deleting or otherwise changing this Article VI, shall also require the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of each such class.

                                   ARTICLE VII

         The duration of this corporation is perpetual.

                                  ARTICLE VIII

         The corporation is formed for the following purposes: To serve as a holding company of other corporations and businesses and to engage in any other lawful business or operation deemed advantageous or desirable, and to do any and everything incidental to, growing out of, or germane to any of the foregoing purposes or objects, and to have and exercise all of the powers and rights conferred by the laws of the State of Missouri upon corporations formed under The General and Business Corporation Law of Missouri, and all acts amendatory thereof and supplemental thereto, it being expressly provided that the foregoing clauses shall be in furtherance and not in limitation of the powers conferred by the laws of the State of Missouri and that the foregoing enumeration of any specific powers shall not be held to alter or restrict in any manner the general powers of this corporation.

                                   ARTICLE IX

         A. This corporation shall indemnify each of its directors and officers to the full extent specified by Section 351.355 of the Revised Statutes of Missouri, as amended from time to time (the "Indemnification Statute"), and, in addition, shall indemnify each of them against all expenses (including, without limitation, all attorneys' fees, judgments, fines and amounts paid in settlement) incurred by such director or officer in connection with any claim (including, without limitation, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of this corporation or any other corporation) by reason of the fact that such director or officer is or was serving this corporation or at the request of this corporation in any of the capacities referred to in the Indemnification Statute or arising out of such director's or officer's status in any such capacity, provided that this corporation shall not indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, or to the extent that such indemnification shall otherwise be finally adjudged to be prohibited by applicable law.

         B. This corporation may, to such extent as it deems appropriate and as may be permitted by the Indemnification Statute, indemnify any other person referred to in the Indemnification Statute against any such expenses incurred by such person in connection with any such claim by reason of the fact that such person is or was serving this corporation, or at the request of this corporation, in any of such capacities or arising out of such person's status in any such capacity.

         C. This corporation is authorized to give or supplement any of the aforesaid indemnifications by bylaw, agreement or otherwise and fund them by insurance to the extent it deems appropriate. Amounts to be paid under this
Article IX shall be disbursed at such times and upon such procedures as this corporation shall determine. All such indemnification shall continue as to any person who has ceased to serve in any of the aforesaid capacities and shall inure to the benefit of the heirs, devisees and personal representatives of such person. The indemnification provided for under Section A or given or supplemented under this Section C of this Article IX shall survive elimination or modification of this Article IX with respect to any such expenses relative to any claims arising out of acts or omissions occurring prior to such elimination or modification and persons to whom such indemnification is given shall be deemed to have commenced or continued their services in reliance upon all of the foregoing, and shall be entitled to rely upon such indemnification as a contract with this corporation, and/or as a third party beneficiary with respect to this
Article IX.

                                    ARTICLE X

         No present or former director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this Article shall not be construed to eliminate a director's liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 351.345 of the General and Business Corporation Law of Missouri; or (iv) for any transaction from which the director derived an improper personal benefit. If the General and Business Corporation Law of Missouri is amended after this Corporation's adoption of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the General and Business Corporation Law of Missouri, as so amended. Neither the amendment nor the repeal of this Article, nor the adoption of any provision to these Articles inconsistent with this Article, shall eliminate or reduce the effect of this Article with respect to any matter occurring or any cause of action, suit or claim that, but for this Article, would accrue or arise prior to such amendment or repeal of this Article or prior to the adoption of the inconsistent provision.

         IN WITNESS WHEREOF, these Articles of Incorporation have been signed on October 17, 2000.


/s/ Mary C. Kullman                                Mary C. Kullman
--------------------------------------------------------------------------------
Signature                                           Printed Name

STATE OF MISSOURI    )
                     )
COUNTY OF ST. LOUIS  )


         I, Adele M. Follmer, a Notary Public, do hereby certify that on
           -----------------
October 17, 2000 personally appeared before me Mary C. Kullman, and being
----------------                               ---------------
month/day/year)
duly sworn by me, acknowledged that she signed as her own free act and deed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

(Notarial Seal or Stamp)            /s/ Adele M. Follmer
                                    -------------------------------------------
                                    Notary Public


                                    My commission expires:  June 11, 2004
                                                          ---------------------

                                    My County of Commission: Jefferson County
                                                            -------------------

                                                                     Appendix C


                                     BYLAWS

                                       OF

                             THE LACLEDE GROUP, INC.

                                    ARTICLE I

                                     OFFICES

         SECTION 1. PRINCIPAL OFFICE. The principal office of The Laclede Group, Inc. ("Company") shall be at such place as the Board of Directors may from time to time determine, but until a change is effected, such principal office shall be at 720 Olive Street in the City of St. Louis, Missouri.

         SECTION 2. OTHER OFFICES. The Company may also have offices at such other places both within and without the State of Missouri as the Board may, from time to time, determine or the business of the Company may require.

                                   ARTICLE II

                                      SEAL

         The corporate seal shall have inscribed thereon the name of the Company and the words "Seal, St. Louis, Missouri." The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed or reproduced.

                                   ARTICLE III

                             SHAREHOLDERS' MEETINGS

         SECTION 1. ANNUAL MEETINGS. The annual meeting of the shareholders of the Company shall be held at 10 o'clock A.M. on the fourth Thursday of January in each year if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday. The purpose of the meeting shall be to elect directors and to transact such other business as properly brought before the meeting. If the Company fails to hold said meeting for the election of directors on the date aforesaid, the Board of Directors shall cause the election to be held by the shareholders as soon thereafter as convenient.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by or at the request of the Chairman of the Board, Chief Executive Officer or a majority of the number of Directors which the Company would have if there were no vacancies. Also, the Secretary shall call any such special meeting whenever requested in writing so to do by the holders of record of not less than one-third of the shares of the capital stock of the Company then outstanding and entitled to vote thereat.

         SECTION 3. NOTICES OF MEETINGS. Notice of each meeting of the shareholders stating the place, date and hour of the meeting, and, in case of a special meeting or where otherwise required by statute, the purpose or purposes for which the meeting is called, shall be sent or otherwise given in accordance with Section 4 of this Article not less than ten nor more than seventy days before the date of the meeting, by or at the direction of the person calling the meeting, to each shareholder entitled to vote at such meeting.

         SECTION 4. METHOD OF NOTICE. Notice of any meeting of shareholders shall be given either personally or by mail, telecopy, telegram or other electronic or wireless means. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the shareholder at the address of that shareholder appearing on the books of the Company. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telecopy, telegram or other electronic or wireless means.

         An affidavit of the mailing or other means of giving notice of any shareholders' meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the Company giving the notice, shall be prima facie evidence of the giving of such notice.

         SECTION 5. PLACE OF MEETINGS. Meetings of the Company's shareholders may be held at such place, either within or without the State of Missouri, as may be fixed from time to time by resolution of the Board of Directors and designated in the notice of meeting.

         SECTION 6. QUORUM: ADJOURNMENTS. The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of the shareholders for the transaction of business, except as otherwise required by law, the Articles of Incorporation, as they may be amended (hereinafter the "Charter"), or these Bylaws. The shareholders present at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of such number of shareholders as to reduce the number of remaining shareholders to less than a quorum. The absence from any meeting of the number of shares required by law, the Charter or these Bylaws for action upon one matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of shares required in respect of such other matters shall be present.

         Whether or not a quorum is present, the chairman of the meeting or a majority of the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power, except as otherwise provided by statute, successively to adjourn the meeting to such time and place as they may determine, to a date not longer than ninety days after each such adjournment, and no notice of any such adjournment need be given to shareholders other than the announcement of the adjournment at the meeting.

         SECTION 7. VOTING: PROXIES. At each meeting of the shareholders, each shareholder of record entitled to vote thereat may vote in person or by written proxy. A written proxy may be in the form of a telegram, cablegram or other means of electronic transmission signed by the shareholder and filed with the Secretary of the Company. If the instrument designates two (2) or more persons to act as proxies, a majority of the proxies present at the meeting may exercise all of the powers conferred by the instrument, unless the instrument provides otherwise. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the shareholder or the shareholder's attorney-in-fact.

         In voting on any proposition including the election of directors, each shareholder shall have one vote for each share of stock which he or she is entitled to vote on such proposition, and, except as otherwise provided by law, the Charter or these Bylaws, the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the meeting shall be the act of the shareholders.

         The date for determining the shareholders entitled to vote at a meeting shall be determined pursuant to Article IX, Section 3 of these Bylaws.

         SECTION 8. ORGANIZATION. Every meeting of the shareholders for whatever purpose shall be convened by the Chairman of the Board, Chief Executive Officer, Secretary or other officer or person calling the meeting, and in the absence of such officer or person the meeting may be convened by any officer of the Company, and in the absence of an officer of the Company, the meeting may be convened by the person duly elected chairman of such meeting. Except as otherwise provided in these Bylaws, the officer or person convening the meeting shall act as chairman thereof. The Secretary of the Company shall act as secretary of all meetings of shareholders and in his or her absence the chairman of the meeting may designate an assistant secretary of the Company or another person to act as secretary of the meeting.

         Except as may otherwise be required by applicable law or by rules and regulations adopted by the Board of Directors, the chairman of any meeting of shareholders shall prescribe such rules, regulations and procedures and do such acts, including causing the adjournment of the meeting without a vote of


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

shareholders, that the chairman deems appropriate. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, but are not limited to, the following: (a) the establishment of an agenda or order of business for the meeting, including fixing the time for opening and closing the polls for voting on each matter; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chair shall permit; (d) restrictions on entry to the meeting after the time fixed for commencement thereof; and (e) limitation on the time allotted for questions or comments by participants. No nominations of persons for election to the Company's Board of Directors shall be made, and no business shall be conducted, at a meeting of shareholders except in accordance with the procedures set forth in Sections 9 and 10 of this Article III of these Bylaws. Unless and to the extent determined by the Board or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

         SECTION 9. NOTICE OF SHAREHOLDER NOMINEES FOR DIRECTORS. Only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors of the Company, except as may be otherwise provided in the Charter with respect to the rights of holders of preferred stock of the Company to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors of the Company may be made at any annual meeting of shareholders or at any special meeting of shareholders called for the purpose of electing directors: (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (b) by any shareholder of the Company entitled to vote at such meeting for the election of directors and who complies with the procedures set forth in this Section. In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company, as described in this Section, which notice is not withdrawn by such shareholder at or prior to such meeting.

         To be timely, a shareholder's notice must be delivered or mailed to, and received by, the Secretary of the Company at the principal executive offices of the Company: (a) in the case of an annual meeting of shareholders, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not earlier than 60 days prior to the date of the annual meeting and not later than the close of business on the 10th day following the earlier of the date on which such notice of the date of the annual meeting was sent or public disclosure of the date of the annual meeting was made; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than 25 days prior to the date of the meeting; provided however, that if less than 25 days' notice or prior public announcement of the date of the meeting is given or made to shareholders by the Company, notice by the shareholders to be timely must be so received not later than the tenth day following the day on which such notice of the date of the special meeting was sent or public disclosure was made, whichever occurs first. In no event shall the public disclosure of an adjournment of a shareholders' meeting commence a new time period for the giving of a shareholder's notice as described in this
Section 9. For purposes of this Section 9, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (hereinafter, in this Section 9 and in Section 10 of this Article III, called the "Exchange Act"), or any successor law or agency rule.

         To be in proper written form, a shareholder's notice must set forth in writing: (a) as to each person whom the shareholder proposes to nominate for election as a director (the "Proposed Nominee"): (i) the name, age, business address and residence address of the Proposed Nominee; (ii) the principal occupation or employment of such Proposed Nominee for the previous five years,
(iii) the class or series and number of shares of the Company's capital stock owned beneficially or of record by Proposed Nominee, (iv) Proposed Nominee's written consent to being named in a proxy statement as a nominee and to serving as a director if elected, and (v) any other information relating to Proposed Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of


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

proxies for election of directors, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to each shareholder giving the notice and the beneficial owner of Company stock, if any, on whose behalf the nomination is made ("Beneficial Owner"): (i) the name and address, as they appear on the Company's shareholder records, of such shareholder and any such Beneficial Owner; (ii) the class or series and number of shares of the Company's capital stock which are owned beneficially and of record by such shareholder and any such Beneficial Owner; (iii) a description of all arrangements or understandings between such shareholder or Beneficial Owner and each Proposed Nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder or Beneficial Owner, (iv) a representation that such shareholder or Beneficial Owner intends to appear in person or by proxy at the meeting to nominate the Proposed Nominee and (v) any other information relating to such shareholder or Beneficial Owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors and regulations promulgated thereunder.

         In the event that a shareholder seeks to nominate one or more directors, the chairman of the meeting shall determine whether a shareholder has complied with this Section. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination(s) was not properly brought before the meeting in accordance with this Section 9, and the defective nomination shall be disregarded. The chairman's ruling thereon shall be final and conclusive.

         Notwithstanding anything in these Bylaws to the contrary, no election of a director nominated by a shareholder shall become effective until the final termination of any proceeding that may have been commenced in any court of competent jurisdiction for an adjudication of any legal issues incident to determining the procedure pursuant to which the nomination of such director was brought before the shareholders, unless and until such court shall have determined that such proceedings are not being pursued expeditiously and in good faith.

         SECTION 10. PROCEDURES FOR SUBMISSION OF SHAREHOLDER PROPOSALS AT SHAREHOLDERS' MEETINGS. At a meeting of the shareholders of the Company, only such business shall be conducted as shall have been brought before the meeting:
(i) pursuant to the Company's notice of the meeting, (ii) by or at the direction of the Board of Directors (or a committee thereof); or (iii) by any shareholder of record of the Company entitled to vote on such business at such meeting who complies with the procedures set forth in this Section. In addition to any other requirements, for business properly to be brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Company as described in this Section, which notice is not withdrawn by such shareholder at or prior to such meeting.

         To be timely, a shareholder's notice must be delivered or mailed to, and received by, the Secretary of the Company at the principal executive offices of the Company: (a) in the case of an annual meeting of shareholders, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not earlier than 60 days prior to the date of the annual meeting and not later than the close of business on the 10th day following the earlier of the date on which notice of the date of the annual meeting was sent or public disclosure of the date of the annual meeting was made; and (b) in the case of a special meeting of shareholders, not less than 25 days prior to the date of the meeting; provided, however, that if less than 25 days' notice or prior public announcement of the date of the meeting is given or made to shareholders by the Company, notice by the shareholder to be timely must be so received not later than the tenth day following the day on which such notice of the date of the special meeting was sent or public disclosure was made, whichever occurs first. In no event shall the public disclosure of an adjournment of a meeting commence a new time period for the giving of a shareholder's notice as described in this
Section 10.

         For purposes of this Section 10, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a

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

document filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or any successor law or agency rule.

         To be in proper written form, a shareholder's notice must set forth in writing as to each matter the shareholder proposes to bring before the meeting of shareholders: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, if such business includes a proposal to amend the Charter, the language of the proposed amendment; (ii) the name and address, as they appear on the Company's shareholder records, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of the Company's capital stock which are owned beneficially and of record by such shareholder and any such beneficial owner on whose behalf the proposal is made; (iv) any material interest of the shareholder and any such beneficial owner in such business; (v) a representation that such shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting; and (vi) any other information relating to such shareholder, beneficial owner or matters to be brought before the meeting.

         Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of shareholders, except in accordance with the procedures set forth in Section 9 or Section 10 of this Article III of these Bylaws. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 10 and, if he or she should so determine and declare, any such business not properly brought before the meeting shall not be transacted. If, however, the shareholder does not appear at the meeting, the proposal shall not be presented for a vote at the meeting, even though proxies regarding that vote have been received by the Company. The chairman's ruling thereon shall be final and conclusive. Notwithstanding any of the foregoing provisions of this Section 10, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder (or any successor law or agency rule) with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor law or agency rule).

         Notwithstanding anything in these Bylaws to the contrary, no business brought before a meeting of the shareholders by a shareholder shall become effective until the final termination of any proceeding that may have been commenced in any court of competent jurisdiction for an adjudication of any legal issues incident to determining the validity of such business and the procedure pursuant to which it was brought before the shareholders, unless and until such court shall have determined that such proceedings are not being pursued expeditiously and in good faith.

                                   ARTICLE IV

                                    DIRECTORS

         SECTION 1. GENERAL POWERS. The Board of Directors shall control and manage the property, business and affairs of the Company. The Board of Directors may also exercise all such powers of the Company and do all such lawful acts and things as are not by law, the Charter or these Bylaws directed or required to be exercised or done by the shareholders or some particular officer of the Company.

         SECTION 2. NUMBER, CLASSIFICATION AND TERM OF OFFICE. The number of directors shall be fixed from time to time by resolution of the Board of Directors provided that in no event shall the number of directors be less than 9 nor more than 12.

         The directors shall be elected in three classes, as nearly equal in number as possible (with one such class to be elected annually, and with each class of directors to serve until the third annual meeting of shareholders after the meeting at which such class of directors is elected). All directors shall serve for their respective terms and until their respective successors shall be duly elected and qualified.


                                       5

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

         In the event of any increase in the number of directors, the additional director(s) shall be added to such class(es) as may be necessary so that all classes shall be as nearly equal as may be possible. In the event of any decrease in the number of directors, all classes of directors shall be decreased as nearly equally as may be possible; provided that no decrease in the number of directors or reclassification of the Board caused by such reduction in the number of directors shall shorten the term of any incumbent director. Subject to the foregoing, the Board shall determine the class(es) to which any additional director(s) shall be added and the class(es) which shall be increased or decreased in the event of any increase or decrease in the number of director(s).

         In case of any vacancy or vacancies in the Board of Directors, the Board of Directors by a vote of a majority of the remaining directors may fill the vacancy or vacancies for the unexpired term. A vacancy that will occur at a specified later date, by reason of a resignation effective at a later date, may be filled before the vacancy occurs, but the new director shall not take office until the vacancy occurs.

         SECTION 3. COMPENSATION. Directors who are not officers or employees of the Company may receive for their service as directors such annual compensation as may be determined by resolution of the Board of Directors. In addition, all directors as such shall receive their expenses, if any, for attending meetings of the Board of Directors and may receive a fixed sum for attendance as may be determined by resolution of the Board of Directors; provided, that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

         Members of special or standing committees of the Board of Directors shall receive their expenses, if any, for attending committee meetings and may receive a fixed sum for attendance at committee meetings as may be determined by resolution of the Board of Directors.

         SECTION 4. QUALIFICATIONS. Directors need not be shareholders of the Company. At least one director shall be a bona fide citizen and resident of the State of Missouri. No person shall be eligible for election as a director to any term commencing after January 25, 2001, if at the time of such election such person has reached the age of 71 years.

                                    ARTICLE V

                       MEETINGS OF THE BOARD OF DIRECTORS

         SECTION 1. REGULAR ANNUAL MEETING. A regular annual meeting of the Board, including newly elected directors, shall be held immediately following the annual meeting of shareholders and shall be held at the principal office of the Company, unless another time or place shall be fixed therefor by the directors. No notice of such meeting shall be necessary to the directors in order, legally, to constitute a meeting, provided a majority of the whole Board shall be present. In the event such annual meeting of the Board is not held at the time and place specified herein, or at such other time and place as may be fixed by the directors, the meeting may be held at such time and place as shall be specified in a notice given in the same manner as provided in Section 3(a) or
(b) of this Article for special meetings or as specified in a written waiver signed by all of the directors.

         SECTION 2. REGULAR MEETINGS. Additional regular meetings of the Board of Directors shall be held without notice if the times of such meetings are fixed by the Board. If the time of a meeting is not so fixed by the Board, notice shall be given in the same manner as provided in Section 3(a) or (b) of this Article for special meetings. Regular meetings of the Board may be held at any place within or without the State of Missouri that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Company.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called upon request of the Chairman of the Board, the Chief Executive Officer or three members of the Board of Directors. The person(s) authorized to call a special meeting of the Board may fix the time and place of the


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meeting. Notice of the time, place and purpose of such meeting shall be given by any one or more of the following methods, and the method used need not be the same for each director being notified:

         (a) written notice sent by mail at least three days prior to the meeting;

         (b) personal service of the notice, telephonic notice or facsimile or other electronic or wireless transmission of the notice, in any case at least 24 hours prior to the date of the meeting.

         SECTION 4. QUORUM: VOTING: ADJOURNMENTS. At all meetings of the Board of Directors, a majority of the duly elected Board shall be necessary to constitute a quorum for the transaction of business, and no action shall be taken (except adjournment, as provided below, and to fill vacancies, as provided in Article IV, Section 2) until after a quorum has been established. The act of a majority of the directors present at any meeting shall be the act of the Board of Directors, regardless of whether or not a quorum is present at the time such action is taken, except as may be otherwise specifically provided by the Charter or by these Bylaws. In the absence of a quorum, a majority of the directors present shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 5. TELEPHONIC PARTICIPATION. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting in this manner shall constitute presence at such meeting.

         SECTION 6. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors (or of any committee thereof) may be taken without a meeting if all members of the Board (or committee) consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board (or committee).

         SECTION 7. ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the chairman of the Executive Committee, if any, or in his or her absence by the Chief Executive Officer. In the absence of all such directors, a chairman pro tem chosen by a majority of the directors present shall preside at the meeting. The Secretary of the Company, or in his or her absence an Assistant Secretary or any person designated from time to time by the Board, shall act as its Secretary.

                                   ARTICLE VI

                                   COMMITTEES

         SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate two or more from their number, in addition to the Chief Executive Officer, who shall be a member, to constitute an Executive Committee and may appoint a Chairman of the Executive Committee. The Executive Committee, to the extent provided in said resolution, shall have and exercise all of the authority of the Board of Directors during the intervals between the meetings of the Board, including power to cause the seal of the Company to be affixed to all papers that may require it; but the Executive Committee shall not have the power or authority with respect to amending the Charter, adopting an agreement of merger or consolidation, or recommending to the shareholders the sale, lease or exchange of all or substantially all of the Company's property or assets, nor shall the Executive Committee have the power or authority to declare a dividend. A meeting of the Executive Committee may be held on call by the Chairman of the Executive Committee, the Chief Executive Officer or on the call of any three members of the Committee. The Executive Committee may hold meetings and make rules for the conduct of its business and appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum. Any one or more members of the Executive Committee may participate by means of a conference telephone or similar

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

communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         The Executive Committee shall keep a record of its proceedings, which shall be reported to the Board of Directors at the next regular meeting of the Board.

         The Chief Executive Officer may designate from time to time a member of the Board of Directors to act as a member of the Executive Committee at any meeting or meetings thereof in the place of any member of the Executive Committee absent therefrom.

         SECTION 2. OTHER COMMITTEES. The Board of Directors may, in its discretion, by resolution, appoint other committees, composed of two or more members, which shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. Unless otherwise provided by the Board, a majority of the members of any such committee shall constitute a quorum and the acts of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. The Board shall have the power at any time to change the membership of any such committee, to fill vacancies and to discharge any such committee.

                                   ARTICLE VII

                                    OFFICERS

         SECTION 1. TITLES. The officers of the Company shall be chosen by the Board of Directors and shall consist of a Chairman of the Board, a President, at least one Vice President, a Secretary and a Treasurer. The Chief Executive Officer shall be determined as provided in Article VIII, Section 2. The Board may also elect one or more additional Vice Presidents, a Controller, one or more Assistant Treasurers, Assistant Secretaries, Assistant Controllers and such other officers as the Board may deem appropriate. Any two of the aforesaid offices may be held by the same person, except those of: President and Vice President, Chief Executive Officer and Vice President, President and Secretary, or Chief Executive Officer and Secretary. Vice Presidents may be given distinctive designations such as Executive Vice President, Group Vice President, Senior Vice President and the like.

         SECTION 2. ELECTION. The Board shall elect the officers at the Board's annual meeting. The officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. In connection with the election of any officer of the Company, the Board may determine that such officers, in addition to the title of the office to which he or she is elected, shall have a further title such as Chief Administrative Officer, Chief Operating Officer or such other title as the Board may designate, and the Board may prescribe powers to be exercised and duties to be performed by any such officer to whom any such additional title of office is given in addition to those powers and duties provided for by these Bylaws for such office.

         SECTION 3. REMOVAL. Any officer or officers elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Any vacancy occurring in any office may be filled only by the Board.

         SECTION 4. SALARIES. The salaries of all officers of the Company shall be fixed by the Board of Directors.

                                  ARTICLE VIII

                               DUTIES OF OFFICERS

         SECTION 1. CHAIRMAN OF THE BOARD. The Chairman of the Board (a) shall preside as chairman of all meetings of the Board of Directors and of the shareholders at which the Chairman shall be present,

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

(b) shall be, ex-officio, a member of all standing Board Committees and (c) shall have such other powers, responsibilities and duties as shall be assigned by the Board. In the absence or disability of the Chief Executive Officer or the President, the Chairman shall exercise all of the powers and discharge all of the duties of the Chief Executive Officer or the President.

         SECTION 2. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Company shall be that person designated by the Board of Directors from among the Chairman of the Board, the Chairman of the Executive Committee or the President. In the absence of such a designation, the President shall be the Chief Executive Officer. The Chief Executive Officer shall have general supervision and control over all of the business and property of the Company and shall be responsible at all times to the Board of Directors and the Executive Committee. The Chief Executive Officer shall have the power to suspend any subordinate officer appointed by the Board until such Board may be convened. The Chief Executive Officer shall have full authority in respect to the signing and execution of deeds, bonds, mortgages, contracts and other instruments of the Company. In the absence or the disability of the Chairman of the Board or President, when the Chief Executive Officer is not the Chairman of the Board or President, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairman of the Board or the President, as applicable. In the event the Chief Executive Officer shall fail or for any reason be unable to serve, the Board of Directors shall promptly act to fill such vacancy.

         SECTION 3. PRESIDENT. The President shall be a director and shall have such powers, responsibilities and duties as shall be assigned by the Board of Directors, or, when he or she is not the Chief Executive Officer, by the Chief Executive Officer. The President shall have equal authority with the Chief Executive Officer with respect to the signing and execution of deeds, bonds, mortgages, contracts and other instruments of the Company. In the absence or disability of the Chief Executive Officer, when the Chief Executive Officer also serves as the Chairman of the Board and the President is not the Chief Executive Officer, the President shall exercise all of the powers and discharge all of the duties of the Chairman of the Board and Chief Executive Officer.

         SECTION 4. VICE-PRESIDENTS. Each Vice President shall perform and exercise such duties and powers as shall be assigned to that Vice President by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

         SECTION 5. TREASURER AND ASSISTANT TREASURER. The Treasurer shall have charge of the funds of the Company; shall keep the same in depositories designated by the Board or by officers of the Company authorized by the Board to make such designations; shall cause said funds to be disbursed upon checks, drafts, bills of exchange or orders for payment of money signed in such manner as the Board or authorized officers of the Company may, from time to time, direct; shall perform such other duties as are incident to his or her office, or as may be prescribed by the Chief Executive Officer, President or the Board of Directors from time to time; and if required by the Board of Directors, give bond for the faithful discharge of his or her duties, in such form and amount and with such surety or sureties as may be determined by the Board of Directors. The Assistant Treasurer(s) shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall have such other duties and powers as the Board may prescribe.

         SECTION 6. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings of the same. He or she shall give notice of all meetings of shareholders and special meetings of the Board of Directors and, when appropriate, shall cause the corporate seal to be affixed to any instrument executed on behalf of the Company. The Secretary shall also superintend the keeping and have charge of the books, records and papers of the Company. Except when a Transfer Agent and Registrar for the stock of the Company is employed, the Secretary shall keep a register of the address of each shareholder, and make all proper changes in such register, retaining and filing his or her authority for all such entries. The Secretary shall perform such other duties as may be prescribed by the Chief Executive Officer, President or the Board of Directors from time to time, or as may be incident to his or her office. The Assistant Secretaries, if any, shall, during the absence of the Secretary, perform the duties and functions and exercise the powers of the

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Secretary. Each Assistant Secretary shall perform such other duties as the Chief
Executive Officer, President, or Chairman of the Board of Directors shall, from time to time, assign.

                                   ARTICLE IX

                                      STOCK

         SECTION 1. CERTIFICATES OF STOCK. The certificates of stock of the Company shall be consecutively numbered in the order of their issue, and the names of the owners, the number and class of shares and the date of issue shall be entered in the books of the Company. The certificates shall be in such form, consistent with the Charter, as the Board of Directors shall approve, and shall be signed either manually by the President or a Vice President and also by the Secretary or an Assistant Secretary or with facsimile signatures of the foregoing officers, and shall be sealed with the corporate seal, or have a facsimile thereof printed thereon, and they may also be registered and counter-signed by a Registrar and Transfer Agent as may be appointed by the Board of Directors. In case any officer who has signed, or whose facsimile signature has been placed upon, a certificate shall cease to be such officer before such certificate is issued, the certificate may be issued by the Company with the same effect as if he or she were such officer at the date of issue.

         SECTION 2. TRANSFERS. Transfers of stock may be made on the books of the Company only by the person(s) named in the certificate(s) or by the attorney lawfully constituted in writing representing such named person(s), and upon surrender of the certificate representing the same, properly endorsed.

         SECTION 3. RECORD DATE. The Board of Directors may close the transfer books in its discretion for a period not exceeding 70 days preceding the day appointed for any meeting, annual or special, of the shareholders, or the payment of a dividend or the allotment of rights, or in its discretion the Board of Directors may fix a date not exceeding 70 days preceding any such appointed day as a record date for the determination of shareholders entitled to notice of, and to vote at, such meeting or to receive such dividend or rights, as the case may be.

         SECTION 4. DETERMINATION OF HOLDERS. The Company shall be entitled to treat the holder of record of any share(s) of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Missouri.

         SECTION 5. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more Transfer Agents and Registrars for its stock, and may require all stock certificates to bear the signature either of a Transfer Agent or of a Registrar, or both.

         SECTION 6. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall give the Company, its Transfer Agents and Registrars, if they shall so require, a bond of indemnity, in form and with one or more sureties satisfactory to the Board, the Transfer Agents and the Registrars of the Company, in the form and with such provisions as the Transfer Agent or Registrar may deem reasonably satisfactory, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 1. DIVIDENDS. Subject to law and the provisions of the Charter, the Board of Directors shall have absolute discretion in the declaration of dividends and in fixing and changing the date for the declaration and payment of dividends. Before payment of any dividend or making any distribution of profits, the Board of Directors may set aside, out of the surplus or net profits of the Company, such sum or sums as the Board of Directors may from time to time in its absolute discretion deem proper as a reserve fund for depreciation or working capital, or for any other purpose which the Board of Directors shall deem conducive to the interests of the Company.

         SECTION 2. BOOKS AND RECORDS. When entitled to do so under applicable law, shareholders may inspect the books of the Company at the office of the Company during the usual business hours of the Company and in the presence of a representative of the Company, and under such other reasonable regulations as the officers of the Company may prescribe in the particular instance.

         SECTION 3. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, bills, notes, drafts, vouchers, and other evidences of indebtedness of the Company shall be signed for the Company by the Chief Executive Officer, the President, or Treasurer and may also be signed and countersigned by such person(s) as the Chief Executive Officer or President may designate, provided that instruments requiring execution with the formality of deeds shall be signed by the Chief Executive Officer, the President, Treasurer or a Vice President and impressed with the seal of the Company, duly attested by the Secretary or an Assistant Secretary.

         SECTION 4. CONTRACTS. All contracts, deeds, mortgages, leases or instruments that require the seal of the Company to be affixed thereto shall be signed by the Chief Executive Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary, or by such other officer(s) or person(s) as the Board of Directors or Executive Committee may by resolution prescribe.

         SECTION 5. FISCAL YEAR. The fiscal year of the Company shall begin on the first day of October and end on the thirtieth day of September of each year.

         SECTION 6. AMENDMENTS. As provided by the Charter, the power to make, alter, amend or repeal these Bylaws is vested in the Board of Directors. Such power may be exercised by the vote of a majority of all of the directors at any annual or regular meeting or at a duly called special meeting.

                                                                     Appendix D


MISSOURI REVISED STATUTES SECTION 351.455
-----------------------------------------

         1. If a shareholder of a corporation which is a party to a merger or consolidation shall file with such corporation, prior to or at the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, a written objection to such plan of merger or consolidation, and shall not vote in favor thereof, and such shareholder, within twenty days after the merger or consolidation is effected, shall make written demand on the surviving or new corporation for payment of the fair value of his shares as of the day prior to the date on which the vote was taken approving the merger or consolidation, the surviving or new corporation shall pay to such shareholder, upon surrender of his certificate or certificates representing said shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder failing to make demand within the twenty day period shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof.

         2. If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his certificate or certificates representing said shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

         3. If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing said shares. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares, or in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.

         4. The right of a dissenting shareholder to be paid the fair value of his shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.

                                                                     Appendix E


                              LACLEDE GAS COMPANY
                            AUDIT COMMITTEE CHARTER

               (Adopted by the Board of Directors on May 25, 2000)


PURPOSE
-------

The principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling the Board's oversight responsibilities with respect to the quality and integrity of the Company's financial statements, financial reporting process, and systems of internal controls regarding finance, accounting, legal and regulatory compliance. The Committee also assists the Board in monitoring the independence and performance of the Company's independent auditors, the performance of the Internal Audit department and the operation of ethics programs as established by management and the Board.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as all books, records, facilities and personnel of the Company. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

COMPOSITION
-----------

The Audit Committee shall consist of at least three (3) Directors. Members of the Committee shall be appointed annually by the Chairman of the Board of Directors subject to the approval of the full Board of Directors. Committee members shall satisfy the Audit Committee member requirements of the New York Stock Exchange, Inc., as such requirements are interpreted by the Board of Directors in its business judgment, including that: 1) each member is independent of management and the Company and free from any relationship that would interfere with the exercise of independent judgment as a Committee member,
2) each member is financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and 3) at least one member has accounting or related financial management expertise. The duly appointed members of the Audit Committee shall serve until replaced. The Chief Executive Officer of the Company and/or his representative may participate in meetings but is not a voting member.

QUORUM
------

A majority of the members of the Committee shall constitute a quorum.

LACLEDE GAS COMPANY
AUDIT COMMITTEE CHARTER


MEETINGS
--------

The Committee shall meet at least three times per year and at such other times as the Committee deems necessary, upon the call of the Chairman of the Board or the Chairman of the Audit Committee. The Chairman of the Audit Committee will establish the agenda for each meeting. Appropriate members of management and representatives of the independent auditing firm retained by the Company will be invited to attend meetings of the Committee as requested by the Audit Committee Chairman. At least twice each year, management, the independent auditors and the Company's senior internal audit executive will each meet separately in executive session with the Committee to discuss any matters that the Committee or any of these groups believes should be discussed.

RESPONSIBILITIES OF THE AUDIT COMMITTEE
---------------------------------------

The primary function of the Audit Committee is oversight. The Company's management is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies as well as internal controls and procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and performing a proper audit of the Company's annual financial statements. The independent auditors are also responsible for performing reviews of the Company's quarterly financial statements prior to the filing of each quarterly report with the Securities and Exchange Commission (SEC) on Form 10-Q. The Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors.

In fulfilling the Audit Committee's responsibilities hereunder, it is recognized that members of the Committee are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. As such, the Committee is not providing any expert or special assurances as to the Company's financial statements or any professional certification as to the independent auditors' work. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside of the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

LACLEDE GAS COMPANY
AUDIT COMMITTEE CHARTER


In carrying out its oversight responsibilities, the Committee shall perform the following functions:

OVERSIGHT OF THE INDEPENDENT AUDITORS
     A. Instruct the independent auditors that they are ultimately accountable to the Board of Directors and Audit Committee.
     B. Evaluate and recommend to the Board of Directors a public accounting firm to be placed in nomination for shareowner ratification as the Company's independent auditors for the ensuing year.
     C. Review the scope and staffing of the annual audit of the Company's financial statements.
     D. Review the fees paid to the independent auditors for audit and other significant non-audit services.
     E. Receive the independent auditors' annual written statement of independence delineating the relationships between the independent auditors and the Company consistent with Independence Standards Board Statement No. 1; discuss with the independent auditors the scope of any relationships or services disclosed in the annual statement of independence that may impact the independent auditors' objectivity and independence; and if so determined by the Audit Committee, recommend that the Board of Directors take appropriate action in response to the independent auditors' statement to satisfy the Board of the auditors' independence.

OVERSIGHT OF THE INTERNAL AUDITORS
     A. Review and approve the scope of the annual audit plan, adequacy of resources and organizational structure of the internal audit department.
     B. Review the appointment and replacement of the senior internal audit executive.
     C. Review, as appropriate, significant reports prepared by the internal audit department together with management's response and follow-up to these reports.
     D. Discuss with the Company's General Counsel those legal and regulatory matters involving the Company that may have a material impact on the Company's financial statements.

OVERSIGHT OF MANAGEMENT'S FINANCIAL REPORTING PROCESS
     A. Review the results of the annual audit of the Company's financial statements with management, the independent auditors and internal auditors prior to filing or distribution. Discuss the nature of any significant changes, adjustments, reclassifications, or disclosures proposed by the independent auditors and the judgment of the independent auditors concerning the quality of the Company's accounting principles and underlying financial estimates.
     B. Review with financial management and the independent auditors the Company's quarterly financial results prior to release of earnings and/or the filing of Form 10-Q. The Chairman of the Committee may represent the entire Committee for purposes of this review.
     C. Discuss certain matters, if any, required to be communicated to the Committee by the independent auditors in accordance with Statement on Auditing Standards No. 61.
     D. Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with the procedures set forth in
          Section 10A of the Securities Exchange Act of 1934, as amended.

     E. In consultation with management, the independent auditors and the internal auditors, consider the adequacy and integrity of the Company's financial reporting processes and internal controls. Discuss significant financial risk exposures and actions that management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal audit department together with management's responses.
     F. Based upon the reviews and discussions with management, the independent auditors and internal auditors, recommend to the Board of Directors whether the audited financial statements should be included in the Company's annual Form 10-K.

OTHER DUTIES AND RESPONSIBILITIES
     A. Annually review, with the assistance of the internal auditors, the Company's Code of Business Conduct and report on such review to the Company's full Board of Directors.
     B. Prepare the Audit Committee report required by the rules of the SEC to be included in the Company's annual proxy statement to shareholders.
     C. Annually review and reassess the adequacy of the Audit Committee Charter and recommend any proposed changes to the Board of Directors for approval. Ensure that the Audit Committee Charter is published in the Company's proxy at least every three years in the accordance with SEC regulations.
     D. Perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.
     E.   Report to the Board of Directors after each Audit Committee meeting.

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 351.355 of The General and Business Corporation Law of Missouri provides as follows:

         351.355.1. A corporation created under the laws of this state may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issues or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         3. Except as otherwise provided in the articles of incorporation or the bylaws, to the extent that director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

         4. Any indemnification under subsections 1 and 2 of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

         5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

         6. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         7. A corporation created under the laws of this state shall have the power to give any further indemnity, in addition to the indemnity authorized or contemplated under other subsections of this section, including subsection 6, to any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Nothing in this subsection shall be deemed to limit the power of the corporation under subsection 6 of this section to enact bylaws or to enter into agreements without shareholder adoption of the same.

         8. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

         9. Any provision of this chapter to the contrary notwithstanding, the provisions of this section shall apply to all existing and new domestic corporations, including but not limited to banks, trust companies, insurance companies, building and loan associations, savings bank and safe deposit companies, mortgage loan companies, corporations formed for benevolent, religious, scientific or educational purposes and nonprofit corporations.

         10. For the purpose of this section, references to "THE CORPORATION" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

         11. For purposes of this section, the term "OTHER ENTERPRISE" shall include employee benefit plans; the term "FINES" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "SERVING AT THE REQUEST OF THE CORPORATION" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         The Registrant's Articles provide that it shall indemnify each of its directors and officers to the full extent permitted by the Indemnification Statute and, in addition, shall indemnify each of them against all expenses incurred in connection with any claim by reason of the act that such director or officer is or was, serving the Registrant, or at its request, in any of the capacities referred to in the Indemnification Statute, or arising out of such person's status in any such capacity, provided that the Registrant shall not indemnify any person from or on account of such person's conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, or to the extent that such indemnification shall otherwise be finally adjudged to be prohibited by applicable law.

         The Registrant has also entered into indemnification agreements with each of its directors and officers that (1) provide for the indemnification of each such director and officer to the extent provided for by the Articles as described above and (2) state that the indemnification provided thereunder shall survive the elimination or modification of the Articles with respect to claims that have arisen prior to such elimination or modification.

         The Registrant has obtained insurance protecting the officers and directors against certain liabilities.

         The rights of indemnification provided for above are not exclusive of any other rights of indemnification to which the persons seeking indemnification may be entitled under the Registrant's Articles or Bylaws or any agreement, vote of stockholders or disinterested directors, or otherwise.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits
------------

EXHIBIT
NUMBER               EXHIBIT

2 Agreement and Plan of Merger and Reorganization, filed as Appendix A to the Proxy statement/prospectus.

3.1 Articles of Incorporation of The Laclede Group, Inc., filed as Appendix B to the Proxy statement/prospectus.

3.2 Bylaws of The Laclede Group, Inc. filed as Appendix C to the Proxy statement/prospectus.

3.3      Bylaws of Laclede Gas Company.

5 Opinion of Gerald T. McNeive, Jr., Esq., with respect to The Laclede Group, Inc. common stock.

8 Opinion of Winthrop, Stimson, Putnam & Roberts with respect to certain federal income tax matters.

23(a) Consent of Gerald T. McNeive, Jr., Esq.,(included in Exhibit 5 herewith).

23(b) Consent of Winthrop, Stimson, Putnam & Roberts (included in Exhibit 8 herewith).

23(c)    Consent of Deloitte & Touche LLP.

24       Power of Attorney (included in signature page).

99.1     Letter to Laclede Gas shareholders.

99.2     Form of Proxy.

(b) Financial Statement Schedules

     The financial statement schedules are incorporated by reference from Laclede Gas Company's annual report on form 10-K for the year ended September 30, 1999.

ITEM 22.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                              POWER OF ATTORNEY

         Each director and/or officer of the registrant whose signature appears below appoints D. H. Yaeger, G. T. McNeive, Jr. and M. C. Kullman and each of them, severally, his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, and State of Missouri, on October 26, 2000.

                                    THE LACLEDE GROUP, INC.


                                    By:   /s/ Douglas H. Yaeger
                                          --------------------------------------
                                          Douglas H. Yaeger
                                          Chairman of the Board, President and
                                          Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

            NAME                                  TITLE                                       DATE
            ----                                  -----                                       ----
/s/ D. H. Yaeger                         Chairman of the Board, President,              October 26, 2000
------------------------------------     Chief Executive Officer and Director
         (D. H. Yaeger)


/s/ G. T. McNeive, Jr.                   Senior Vice President                          October 26, 2000
-------------------------------------    (Principal Financial and Accounting Officer)
         (G. T. McNeive, Jr.)


/s/A. B. Craig, III                      Director                                       October 26, 2000
------------------------------------
         (A. B. Craig, III)


/s/H. Givens                             Director                                       October 26, 2000
------------------------------------
         (H. Givens)


/s/C. R. Holman                          Director                                       October 26, 2000
------------------------------------
         (C. R. Holman)



                                    II-6


/s/R. C. Jaudes                          Director                                       October 26, 2000
------------------------------------
         (R. C. Jaudes)


/s/W. S. Maritz                          Director                                       October 26, 2000
------------------------------------
         (W. S. Maritz)


/s/W. E. Nasser                          Director                                       October 26, 2000
------------------------------------
         (W. E. Nasser)


/s/R. P. Stupp                           Director                                       October 26, 2000
------------------------------------
         (R. P. Stupp)


/s/H. E. Trusheim                        Director                                       October 26, 2000
---------------------------
         (H. E. Trusheim)


/s/M. A. Van Lokeren                     Director                                       October 26, 2000
------------------------------------
         (M. A. Van Lokeren)

                              INDEX TO EXHIBITS

EXHIBIT
NUMBER                              EXHIBIT

2 Agreement and Plan of Merger and Reorganization, filed as Appendix A to the Proxy Statement/Prospectus.

3.1 Articles of Incorporation of The Laclede Group, Inc., filed as Appendix B to the Proxy Statement/Prospectus.

3.2 Bylaws of The Laclede Group, Inc. filed as Appendix C to the Proxy Statement/Prospectus.

3.3      Bylaws of Laclede Gas Company.

5 Opinion of Gerald T. McNeive, Jr., Esq. with respect to The Laclede Group, Inc. common stock.

8 Opinion of Winthrop, Stimson, Putnam & Roberts with respect to certain federal income tax matters.

23(a) Consent of Gerald T. McNeive, Jr., Esq., (included in Exhibit 5 herewith).

23(b) Consent of Winthrop, Stimson, Putnam & Roberts (included in Exhibit 8 herewith).

23(c)    Consent of Deloitte & Touche LLP.

25       Power of Attorney (included in signature page).

99.1     Letter to Laclede Gas shareholders.

99.2     Form of Proxy.



                                    II-8